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                                                                  EXHIBIT 10.10


                                                                 Execution Copy








                          TECHNICAL SERVICES AGREEMENT

                          Made and Entered Into as of

                                 July 30, 1999

                                    between

                         BELL CANADA INTERNATIONAL INC.

                                      and

                             MEGATEL DO BRASIL S.A.



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                               TABLE OF CONTENTS

   1.    DEFINITIONS.......................................................................................... 4
   2.    SUPPLY OF SERVICES................................................................................... 8
      2.1    Supply of Services and Consultants............................................................... 8
      2.2    RFS.............................................................................................. 8
      2.3    BCI Proposal..................................................................................... 8
      2.4    RFS Order........................................................................................ 8
      2.5    Supply of Consultants............................................................................ 8
      2.6    Cancellation of an RFS Order..................................................................... 9
      2.7    Qualifications of Consultants.................................................................... 9
      2.8    Authorized Representative........................................................................ 9
      2.9    Employment Relationship.......................................................................... 9
      2.10   Degree of Care................................................................................... 9
      2.11   Right of Inspection and Recall...................................................................10
      2.12   Discipline and Dismissal.........................................................................10
      2.13   Costs to Date of Recall..........................................................................10
      2.14   Substitute Consultant............................................................................10
      2.15   Insurance........................................................................................11
      2.16   Software and License Costs.......................................................................11
      2.17   Deliverables.....................................................................................11
      2.18   Third Party Services and Goods...................................................................11
      2.19   Project Review Committee.........................................................................11
   3.    COSTS................................................................................................12
      3.1    Costs............................................................................................12
      3.2    Payment by Megatel...............................................................................12
      3.3    Examination of Costs by Megatel..................................................................12
      3.4    Prior Costs......................................................................................12
   4.    TAXES................................................................................................13
      4.1    Payments Free and Clear of Taxes.................................................................13
      4.2    Tax Payments by Megatel..........................................................................13
      4.3    Reimbursement by Megatel.........................................................................13
      4.4    Stamp Duties, Documentary Taxes and Levies.......................................................13
      4.5    Tax Benefit......................................................................................13
      4.6    Tax Structure....................................................................................14
   5.    PAYMENT TERMS........................................................................................14
      5.1    Invoices.........................................................................................14
      5.2    Interest.........................................................................................14
      5.3    Currency.........................................................................................14
   6.    DELIVERABLES AND INTELLECTUAL PROPERTY...............................................................15
      6.1    Ownership........................................................................................15
      6.2    Enhancements.....................................................................................15
      6.3    License to Use Deliverables and Enhancements.....................................................15
      6.4    No Transfer of Rights............................................................................15
      6.5    Provision of Similar Services by BCI.............................................................16
   7.    CONFIDENTIAL INFORMATION.............................................................................16
      7.1     Confidentiality Obligation......................................................................16
      7.2     Use of Confidential Information.................................................................16
      7.3     Further Undertakings............................................................................16
      7.4     Non-Confidential Information....................................................................16
      7.5     Compelled Disclosure............................................................................17
      7.6     Return of Information...........................................................................17
   8.    LIABILITY............................................................................................17
      8.1     Degree of Care..................................................................................17
      8.2     Indemnification.................................................................................18



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
   9.    ADDITIONAL RESPONSIBILITIES OF THE PARTIES...........................................................18
      9.1     Additional Responsibilities of Megatel..........................................................18
      9.2     Additional Responsibilities of BCI..............................................................18
  10.    FORCE MAJEURE........................................................................................19
     10.1     No Default or Liability.........................................................................19
     10.2     Notice..........................................................................................19
  11.    TERM AND TERMINATION.................................................................................20
     11.1     Term............................................................................................20
     11.2     Termination by BCI..............................................................................20
     11.3     Termination by Megatel..........................................................................21
     11.4     Costs Incurred Prior to Termination.............................................................21
     11.5     Termination Without Prejudice to Other Rights...................................................22
     11.6     No Release of Liability.........................................................................22
   12.   ASSIGNMENT...........................................................................................22
   13.   WAIVER...............................................................................................22
     13.1     Failure to Exercise not to Operate as Waiver....................................................22
     13.2     Waiver in Writing...............................................................................22
     13.3     No Deemed Waiver................................................................................22
   14.   NOTICES..............................................................................................22
   15.   GOVERNING LAW........................................................................................23
   16.   DISPUTE RESOLUTION...................................................................................23
     16.1     Procedure.......................................................................................23
     16.2     Arbitration.....................................................................................24
   17.   ORAL EXPLANATION: AMENDMENTS.........................................................................24
   18.   NON-SOLICITATION.....................................................................................25
   19.   SEVERABILITY.........................................................................................25
   20.   LANGUAGE.............................................................................................25
   21.   RELATIONSHIP OF THE PARTIES..........................................................................25
   22.   RIGHTS AND REMEDIES..................................................................................25
   23.   COUNTERPARTS.........................................................................................25
   24.   FURTHER ASSURANCES...................................................................................25
   25.   CONSENTS.............................................................................................26
   26.   EXPENSES.............................................................................................26
   27.   THIRD-PARTY BENEFICIARIES............................................................................26




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TECHNICAL SERVICES AGREEMENT made and entered into as of July 30, 1999 between
Bell Canada International Inc. ("BCI"), a corporation organized under the laws of Canada, having its principal office at 1000, rue de La Gauchetiere Ouest, Bureau 1100, Montreal (Quebec) Canada H3B 4Y8, and Megatel do Brasil S.A. ("MEGATEL"), a sociedade anonima organized under the laws of Brazil, having its registered office at AV. Luis Carlos Berrini, 550, 8th Floor, suite 82, in the city and state of Sao Paulo, Brazil, registered with the Brazilian Registry of Legal Entities (CNPJ) n(deg) 02.629.188/0001-67 (each a "PARTY" and collectively the "PARTIES").

WHEREAS Megatel has been awarded a regional operating license (the "LICENSE") to provide fixed telephone services in the state of Sao Paulo, Brazil (the "TERRITORY") and has entered into an agreement with the Brazilian Government setting out the terms of authorization in respect thereof,

WHEREAS BCI has acquired certain experience, Know-How (as defined herein), Intellectual Property (as defined herein), trained personnel and other capabilities in respect of high technology telecommunications engineering, information technology and other matters related to the implementation, expansion, enhancement, operation and maintenance of telecommunications systems and services; and

WHEREAS the Parties desire to enter into this Agreement for the purpose of making available to Megatel and its employees the Consultants (as defined herein) to render certain Services (as defined herein) to facilitate the transfer of Know-How to Megatel.

NOW, THEREFORE, the Parties hereto agree as follows:


1.       DEFINITIONS

In this Agreement, unless the context otherwise requires, the following terms shall have the meaning set opposite, namely:


"AFFECTED PARTY"          has the meaning ascribed thereto in Section 10.2;


"AGREEMENT"               This Agreement, including its recitals and Schedules,
                          as amended from time to time;

BCI has the meaning ascribed thereto in the introductory paragraph;


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"BCI GROUP COMPANY"       includes, without limitation, any individual, firm,
                          corporation, company, joint venture, association, trust, partnership or other entity, now or hereafter existing, that directly or indirectly controls, is controlled by or is under common control with, BCI. For the purposes of this definition "CONTROL" shall mean that one entity holds or is beneficially entitled to, hold, directly or indirectly, other than by way of security interest only, more than twenty-five percent (25%) of the voting rights of the other entity and "controlled" has a corresponding meaning;

"BCI PROPRIETARY RIGHTS"  has the meaning ascribed thereto in Section 6.1;

"BUSINESS"                means the provision by Megatel of switched, fixed
                          telecommunications services in the Territory pursuant to the License;

"BUSINESS DAY"            Any day on which banks in Sao Paulo, Brazil, and
                          Montreal, Quebec, Canada, are authorized or required by law to be open to transact business;

"COMMITTEE"               has the meaning ascribed thereto in Section 2.19;

"CONFIDENTIAL             Any information, material and data of a confidential
INFORMATION"              nature furnished orally, in any written, graphic,
                          electronic, magnetic or other tangible form including
                          (but not limited to) technical, financial and business information and models, names of customers or partners (whether potential or existing), proposed business deals, corporate strategies, reports, plans, market and/or financial projections and other data, of or relating to a Party, other than the information listed in Section 7.4;

"CONSULTANT(S)"           Person provided by BCI to render Services to Megatel
                          under this Agreement who is individually present in Brazil for a period or periods not exceeding six (6) months in any calendar year, provided that such period or periods may be extended by Megatel with the prior consent of the Consultant and BCI, which consent shall not unreasonably be withheld or delayed by BCI;


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"COSTS"                   has the meaning ascribed thereto in Section 3.1;

"DELIVERABLES"            Any written summary of results or recommendations or
                          any other data or data files, information or materials whether in written, electronic or magnetic form, provided to Megatel pursuant to the Services
                          (as hereinafter defined) performed under this Agreement, excluding all software or software licenses, unless purchased by Megatel.

"ENHANCEMENTS"            has the meaning ascribed thereto in Section 6.2;

"FORCE MAJEURE"           has the meaning ascribed thereto in Section 10.1;

"INDEMNIFIED PERSON"      has the meaning ascribed thereto in Section 8.2;

"INTELLECTUAL PROPERTY"   means patents, copyrights, designs, know-how and
                          other intellectual property rights which are protectable by law, whether registered or unregistered and including applications for any of the same;

"KNOW-HOW"                means all technical knowledge, information and
                          expertise of BCI in respect of high technology telecommunications engineering, information technology and other matters related to the implementation, expansion, enhancement, operation and maintenance of telecommunications operations and services, including but not limited to, processes, techniques, methods, products, data and compositions;

"LICENSE"                 has the meaning ascribed thereto in the recitals;

"LOSSES"                  has the meaning ascribed thereto in Section 8.2;

"MEGATEL"                 has the meaning ascribed thereto in the introductory
                          paragraph;

"OVERHEAD RECOVERY COST"  has the meaning ascribed thereto in Section 3.1;

"PARTY(IES)"              has the meaning ascribed thereto in the introductory
                          paragraph;

"PERSON(S)"               includes, without limitation, any individual, firm
                          company, association, partnership, joint venture, trust, investment company, pension fund or investment fund, or other entity, or any government or any ministry, department or agency thereof;



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"PRIOR COSTS"             has the meaning ascribed thereto in Section 3.4;

"RECEIVING PARTY"         has the meaning ascribed thereto in Section 7.1;

"REPRESENTATIVE"          means with respect to each Party, any authorized
                          director, officer, employee, consultant, advisor or agent of such Party;

"RFS"                     has the meaning ascribed thereto in Section 2.2;

"RFS ORDER"               has the meaning ascribed thereto in Section 2.4;

"RULES"                   has the meaning ascribed thereto in Section 16.1(b);

"SERVICES"                means such services to be provided by BCI to Megatel
                          through the Consultants relating but not limited to:
                          (i) financial consulting and planning; (ii) strategic and business planning; (iii) corporate development activities including assistance in contract negotiations; (iv) consulting assistance in procurement and selection of system hardware; (v) human resources consulting; (vi) regulatory matters;
                          (vii) sales and marketing strategy; (viii) customer services; (xi) financial reporting and accounting services; and (x) transfer to Megatel of Know-How and Technical Data;

"SHAREHOLDERS"            has the meaning ascribed thereto in Section 6.3;

"TAX BENEFIT"             has the meaning ascribed thereto in Section 4.5;

"TAXES"                   has the meaning ascribed thereto in Section 4.1;

"TECHNICAL DATA"          means technological developments, specifications,
                          documentation, instructions, technical reports and similar information relating to the expansion, enhancement, operation and maintenance of telecommunications operations and services;

"TERM"                    has the meaning ascribed thereto in Section 11.1; and

"TERRITORY"               has the meaning ascribed thereto in the recitals.

The singular includes the plural and vice versa. Reference to one gender includes reference to the other gender.

References herein to Sections and Schedules shall be taken as referring to Sections and Schedules to this Agreement. Headings to Sections are for ease of reference only and shall not affect the construction or interpretation of this Agreement.

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2.       SUPPLY OF SERVICES

         2.1      SUPPLY OF SERVICES AND CONSULTANTS

         Subject to the terms and conditions of this Agreement, BCI shall provide from time to time Services and Consultants as shall be reasonably requested by Megatel by an authorized Representative designated in accordance with Section 2.8.

         2.2      RFS

         To request Services and Consultants under this Agreement, Megatel shall submit a request for services (an "RFS") substantially in the form of Schedule A, specifying the Services required, estimating the number of Consultants needed to perform such Services and including such other information as set out in Schedule A. BCI agrees to use reasonable efforts to meet any reasonable RFS submitted by Megatel.

         2.3      BCI PROPOSAL

         As soon as reasonably possible from the receipt by BCI of the RFS but in no event later than fifteen (15) days from such receipt, BCI shall provide Megatel with a proposal to supply the Consultants required to perform the requested Services, along with an estimate of: (i) the costs of supplying such Consultants; and (ii) the timeline for providing such Consultants.

         2.4      RFS ORDER

         The Parties shall jointly determine and agree upon: (i) the name of each Consultant to be provided by BCI to Megatel; (ii) the costs associated to each Consultant in accordance with Schedule B; (iii) the date of commencement of each Consultant; (iv) the duration of the Services to be provided by such Consultant; (v) the location(s) in which the Services are to be performed by such Consultant; and (vi) any other terms and conditions relating to the Services and Consultants as agreed to by the Parties. The above agreement shall be evidenced in an RFS order ("RFS ORDER") substantially in the form of Schedule C. A separate RFS Order shall be executed for each Consultant provided by BCI to Megatel.

         2.5      SUPPLY OF CONSULTANTS

         BCI shall supply each Consultant in accordance with the relevant RFS Order. In the event a Consultant is unable to commence providing Services to Megatel in accordance with the time schedule set out in the relevant RFS Order due to circumstances and/or events that are within BCI's control, Megatel shall have the option to cancel, at no cost, such RFS Order and BCI shall pay to Megatel any direct costs incurred by Megatel as a direct result of BCI's failure to provide the Consultant pursuant to the terms and conditions of the RFS Order. Notwithstanding Section 2.6, Megatel may also cancel, at no cost, any RFS Order in the event a Consultant is unable to commence providing Services to Megatel in


                                                                          Page 8


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         accordance with the time schedule set out in the relevant RFS Order due to circumstances and/or events that are out of BCI's control.

         2.6      CANCELLATION OF AN RFS ORDER

         Megatel retains the right, upon written notice to BCI to cancel any RFS Order (whether or not the Consultant has actually commenced providing Services) in which case, Megatel shall pay for: (i) the Costs, if any, associated to the Services actually performed by BCI up to the date of cancellation; (ii) BCI's reasonably incurred demobilization costs, if any, resulting from such cancellation; and (iii) any other direct costs incurred by BCI as a direct result of the cancellation of the RFS Order by Megatel.

         2.7      QUALIFICATIONS OF CONSULTANTS

         All Consultants supplied by BCI shall be qualified and shall have substantial experience performing the tasks (or substantially similar tasks) for which such Consultants would be engaged by BCI for Megatel. BCI shall use its reasonable efforts to make available to Megatel the best individuals available for the Services requested.

         2.8      AUTHORIZED REPRESENTATIVE

         BCI shall designate on the date hereof one or more of its senior employees from its headquarters as the Representative(s) to whom all inquiries are to be directed and with whom questions involving Consultants and Services are to be coordinated. BCI may change its designation(s) in this respect by notice in writing to Megatel at any time. Megatel shall also designate on the date hereof, one or more of its senior employees as its authorized Representative(s) to request and coordinate Services from BCI. Megatel may change its designation(s) in this respect by notice in writing to BCI at any time. Costs relating to personnel designated under this Section 2.8 and their activities shall be for the account of the designating Party.

         2.9      EMPLOYMENT RELATIONSHIP

         Each Consultant supplied to Megatel under this Agreement shall (as the case may be) remain the consultant, agent, independent contractor or employee of BCI (or any BCI Group Company or third party, as the case may be), provided, however, that each individual shall receive and follow instructions from Megatel, shall perform such duties and provide the Services at such times and at such places as Megatel may from time to time reasonably require, shall carry out such reasonable directions as may be given from time to time by Megatel, and shall act in accordance with and subject to the reasonable instructions of Megatel.

         2.10     DEGREE OF CARE

         Megatel shall exercise the same degree of care in respect of each Consultant as with employees of Megatel and, in any event, no less than the degree of care required by

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         any applicable laws of Brazil. Nothing is this Agreement shall require
         Megatel to pay or provide any employee benefits or other payments required to be paid by Megatel to its employees under applicable Brazilian law.

         2.11     RIGHT OF INSPECTION AND RECALL

         BCI shall have the right, upon reasonable notice, to inspect during normal business hours the working environment of any Consultant. BCI may recall any Consultant after consultation and reasonable notice to Megatel if it reasonably determines that the working environment of such Consultant does not comply with Brazilian laws (including without limitation health and safety laws) or reasonable business practices.

         2.12     DISCIPLINE AND DISMISSAL

         BCI shall retain the right to discipline and dismiss any Consultant for cause (after consultation with Megatel; provided that such dismissal does not adversely affect Megatel's business) and Megatel shall not and shall not purport to exercise any such right, provided that at any time Megatel may require BCI to discipline and/or recall, on a permanent or temporary basis, any Consultant and, as an immediate measure pending discussions with BCI and any recall, may require that a Consultant leave any premises owned or occupied by Megatel if Megatel in its reasonable discretion believes that the Consultant has committed any act or omission which would entitle Megatel to dismiss such Consultant had he or she been employed by Megatel (including the inability to adequately perform his or her duties) or if Megatel, in its reasonable discretion, believes that such Consultant has conducted himself or herself in a manner which is contrary to or otherwise not in the best interests of Megatel. Megatel shall provide BCI with all reasonable assistance as is necessary to enable the disciplinary process of BCI to operate in respect of any Consultant.

         2.13     COSTS TO DATE OF RECALL

         Costs accrued to the date of recall shall be payable in accordance with
         Section 3.1 and Costs accrued after such date shall be for the account of BCI except for any agreed upon portion of the Consultant's reasonable de-mobilization costs assumed by Megatel.

         2.14     SUBSTITUTE CONSULTANT

         If any Consultant ceases to provide Services to Megatel prior to the completion of the term provided for in the relevant RFS Order or if any such Person is unable due to illness, accident or other incapacity to perform his or her duties, or if BCI dismisses or recalls such Consultant in accordance with Sections 2.11 or 2.12, BCI shall, if requested by Megatel, at its sole cost and expense, provide a substitute for such Person in accordance with the RFS procedures set out in Section 2.2.


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         2.15     INSURANCE

         Megatel shall ensure that all Consultants are insured, to the extent insurance is available at reasonable cost, in the same manner as its own employees in comparable positions against property damage and personal injury arising while any Consultant is attending at the premises or other facilities of Megatel pursuant to this Agreement.

         2.16     SOFTWARE AND LICENSE COSTS

         The Consultants provided hereunder shall bring and use, at no cost to Megatel, the analytical tools, including, analytical software (and appropriate hardware when required), needed to perform the Services. However, to the extent that software owned by Parties other than BCI, including specialized software, is required by Megatel or any Consultant (subject to Megatel's prior written approval) to provide the Services and for which licenses need to be issued in the name of Megatel, the cost for such licenses shall be paid directly by Megatel to the software supplier.

         2.17     DELIVERABLES

         The Deliverables developed by the Consultants for Megatel shall be memorialized in written, graphic, electronic, magnetic or other tangible form to allow Megatel to use the Deliverables after the departure of the Consultants, such use to be subject to the rights of any Party other than BCI in any Deliverable or software which supports any Deliverable with respect to which Megatel may need to acquire a license and BCI undertakes to cooperate with Megatel with respect to such acquisition (including the acquisition of software pursuant to the foregoing paragraph). The Deliverables delivered under this Agreement shall function prior to, during, and after the calendar year 2000 without any service-affecting problems.

         2.18     THIRD PARTY SERVICES AND GOODS

         In the event that Megatel believes that any specific technical assistance, software or hardware should be provided by a Third party, Megatel may request BCI's assistance in engaging, and monitoring such Third party's services or provision of goods. In particular, BCI shall, on Megatel's request, monitor the customization process of any third party software.

         2.19     PROJECT REVIEW COMMITTEE

         A project review committee (the "COMMITTEE") composed of two designees from BCI and two designees from Megatel shall be set up to review on a monthly basis the resource needs of Megatel and any difficulties which may arise under this Agreement. Meetings of the Committee may be held in person or by conference call. Megatel shall ensure that BCI is given through the Committee or otherwise, on a timely basis, any information with respect to the business of Megatel which may be relevant to or necessary for the performance of Services by BCI or the Consultants hereunder.

                                                                         Page 11

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3.       COSTS

         3.1      COSTS

         Megatel shall pay to BCI such amount as is equivalent to the reasonable and documented costs agreed to in each RFS Order of providing the Services and Consultants to Megatel plus overhead recovery costs (the "OVERHEAD RECOVERY COSTS") of fifteen per cent (15%) of such costs (collectively, the "COSTS"). Attached as Schedule D hereto is an estimate by the Parties of the amount of the Costs to be incurred throughout the Term.

         3.2      PAYMENT BY MEGATEL

         Megatel may at its option, upon notification to BCI, pay directly to the Consultants or on behalf of the Consultants various local expenses (in amounts not to exceed those which BCI would otherwise reimburse) such as accommodation, travel or per-diem, in which case reimbursement to BCI will not apply for such expenses paid directly by Megatel.

         3.3      EXAMINATION OF COSTS BY MEGATEL

         Megatel shall have the right at reasonable times on reasonable notice during usual business hours, and at its sole cost and expense (except that if discrepancies are found in any such audit that exceed 10% of the total amount of Costs reimbursed during the period subject to such audit, all costs and expenses of such audit shall be borne by BCI), to audit, examine and make copies and extracts from the books and records of BCI relating to all Costs for which reimbursement is sought under this Agreement. Such right may be exercised by Megatel though any agent, employee or independent auditor designated by Megatel. Such information shall be treated in accordance with the provisions of
         Section 7.

         3.4      PRIOR COSTS

         The Parties acknowledge that Costs (the "PRIOR COSTS") were incurred by or on behalf of BCI for the benefit of Megatel prior to the date of execution of this Agreement. Attached as Schedule E is an estimate of all such Prior Costs incurred by or on behalf of BCI up to June 30, 1999. Megatel shall have the opportunity to review and approve all such Prior Costs. The Parties shall agree to all such Prior Costs within thirty (30) days of the execution of this Agreement.




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4.       TAXES

         4.1      PAYMENTS FREE AND CLEAR OF TAXES

         All amounts payable hereunder by Megatel to BCI shall be paid by Megatel free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on BCI's net income, assets or capital by the jurisdiction under the laws of which it is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

         4.2      TAX PAYMENTS BY MEGATEL

         Should any Taxes be levied on BCI by the Brazilian tax authorities, payment for such Taxes shall be the responsibility of and be paid by Megatel directly to the appropriate tax authority on behalf of BCI unless contested in good faith by Megatel, and these payments by Megatel shall not reduce the amounts payable to BCI pursuant to this Agreement. Within thirty (30) days after the date of any payment of Taxes, Megatel shall furnish to BCI, at its address referred to in
         Section 14, the original receipt of payment thereof or a certified copy of such receipt evidencing payment thereof.

         4.3      REIMBURSEMENT BY MEGATEL

         In the event that BCI is required by law to make such payments for Taxes directly to the Brazilian tax authorities, Megatel shall, subject to Brazilian law, reimburse BCI for such payments within thirty (30) days from the date of BCI's invoice. Such reimbursement shall not be reduced by any Taxes and shall not reduce the amounts otherwise payable to BCI pursuant to this Agreement.

         4.4      STAMP DUTIES, DOCUMENTARY TAXES AND LEVIES

         Megatel shall pay all stamp duties, documentary taxes, charges or similar levies imposed by the Brazilian tax authorities or any state or subdivision thereof that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

         4.5      TAX BENEFIT

         If BCI is able to reasonably claim a tax benefit (a "TAX BENEFIT") in computing its income tax liability under the Income Tax Act (Canada) or under the tax statutes of any relevant provincial jurisdiction in Canada or any other jurisdiction by reason of any Taxes withheld on any payments made by Megatel to BCI pursuant to the terms of this Agreement, BCI shall use reasonable efforts to obtain promptly such Tax Benefit. BCI shall, within thirty (30) days of receiving the Tax Benefit from a reduced final tax payment, pay to Megatel the amount of the Tax Benefit received

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         by BCI. Nothing in this Section shall interfere with the right of BCI to arrange its tax affairs in whatever manner it deems fit.

         4.6      TAX STRUCTURE

         The Parties shall jointly determine the most tax-efficient means of accomplishing the objectives of this Agreement. In the event that the Parties determine that a more tax efficient structure may be implemented, the Parties shall negotiate in good faith to amend this Agreement to implement such new structure as promptly as practicable.

5.       PAYMENT TERMS

         5.1      INVOICES

         BCI shall submit to Megatel on a monthly basis invoices for the Costs in U.S. dollars. Such invoices shall describe the Services provided and Costs incurred with supporting documentation as reasonably requested by Megatel to comply with accounting procedures and other requirements of Megatel as well as the place and manner of payment.

         5.2      INTEREST

         Unless disputed by Megatel in good faith, all Costs payable under this Agreement, if not paid within fourty-five (45) Days of the date of the invoice shall bear interest on the outstanding amount(s) from the date of the invoice or their due date (whichever date is the latest) until paid at a rate per annum, compounded annually, equal to LIBOR plus two hundred (200) basis points.

         5.3      CURRENCY

         Unless otherwise agreed in writing between BCI and Megatel and except for Costs paid directly by Megatel in accordance with Section 3.2, all compensation and all amounts owing under this Agreement shall be paid in full by Megatel in U.S. dollars to BCI. All Costs incurred in currencies other than U.S. dollars shall he converted into U.S. dollars using the average of the appropriate Bank of Canada closing exchange rates for the month in which the Costs were incurred.

6.       DELIVERABLES AND INTELLECTUAL PROPERTY

         6.1      OWNERSHIP

         Megatel shall own all right, title and interest in and to any Deliverable prepared by any Consultant and furnished to Megatel in connection with the provision of Services; provided that the foregoing right, title and interest shall not include: (i) methods, techniques and concepts and all related Intellectual Property of BCI or any of the BCI Group Companies and (ii) other materials previously created by BCI or any BCI Group Company (the "BCI PROPRIETARY RIGHTS"), all of which shall be owned by BCI or the relevant BCI Group Company and shall be treated as confidential information pursuant to the provisions of
         Section 7. BCI hereby grants Megatel a license to use such BCI Proprietary Rights on a non-exclusive, perpetual and royalty free basis for the purpose of carrying on the Business. Megatel shall not have the right to assign this license to any other Person other than its affiliates, in accordance with the provisions hereof and subject to such affiliates being bound by the same undertaking not to assign this right.

         6.2      ENHANCEMENTS

         Any processes, concepts, techniques, uses, designs, applications, methods, improvements, enhancements and modifications directly based on or directly created using the BCI Proprietary Rights (the "ENHANCEMENTS"), that are discovered or developed by or on behalf of Megatel shall be the exclusive property of Megatel.

         6.3      LICENSE TO USE DELIVERABLES AND ENHANCEMENTS

         Megatel hereby grants each of BCI, SLI Wireless S.A., Qualcomm Incorporated and VeloCom, Inc. (the "SHAREHOLDERS"), a license to use the Deliverables and Enhancements on a non-exclusive and royalty free basis for as long as such Shareholder is a shareholder (directly or indirectly) of Megatel; provided, however that the use by a Shareholder of the Deliverables and Enhancements may continue if such use began prior to such Shareholder ceasing to be a shareholder (directly or indirectly) of Megatel. The Shareholders shall not have the right to assign this license to any other Person other than their affiliates, in accordance with the provisions hereof and subject to such affiliates being bound by the same undertaking not to assign this right. The Shareholders further agree that they (and their affiliates) shall not use the Deliverables and Enhancements in connection with a business that competes with the Business.

         6.4      NO TRANSFER OF RIGHTS

         No term or condition in this Agreement shall be construed as involving software development or to be a transfer by BCI, the BCI Group Companies or Megatel of licenses, patents, trademarks or technology which could give rise to royalty payments. Any software development requested by BCI or Megatel or any transfer of Intellectual Property rights shall be dealt with in separate agreements.

         6.5      PROVISION OF SIMILAR SERVICES BY BCI

         Other than for such Persons competing directly with the Business, nothing in this Agreement shall prevent BCI and/or any of the BCI Group Companies from performing for others the same or similar Services as those provided hereunder, including providing the same or similar conclusions and recommendations.

7.       CONFIDENTIAL INFORMATION

         7.1      CONFIDENTIALITY OBLIGATION

         Each Party (the "RECEIVING PARTY") shall for two (2) years from the date of receipt of Confidential Information from the disclosing Party, retain in confidence all such Confidential Information disclosed pursuant to activities carried on in providing the Services under this Agreement and shall treat such Confidential Information with the same degree of care as it employs for the protection of its own Confidential Information (and in any event, with reasonable care).

         7.2      USE OF CONFIDENTIAL INFORMATION

         The Receiving Party shall not, nor shall it permit any of its Representatives to, without the written consent of the other Party, use any Confidential Information of the other for any purpose other than the provision of Services hereunder, or disclose any Confidential Information of the other to any third party, except to its Representatives with a need to know for purposes of this Agreement or for the conduct of each Party's business, including any financing to the extent necessary to obtain such financing, and after such Representatives have been directed by the Receiving Party to treat such Confidential Information in accordance with the terms of this Section 7 and provided further that no Party shall use any such Confidential Information to the detriment of each other.

         7.3      FURTHER UNDERTAKINGS

         Each Party also agrees to enter into such further undertakings of confidentiality as may reasonably be required by the other Party.

         7.4      NON-CONFIDENTIAL INFORMATION

         Confidential Information shall not include any information that:

         (a) is or comes into the public domain other than as a result of a disclosure directly or indirectly by the Receiving Party in breach of this Agreement;

         (b) the Receiving Party can demonstrate was known to it prior to the disclosure thereof by the disclosing Party;

         (c) is or becomes generally available to such Receiving Party on a non-confidential basis from a source other than the disclosing Party, provided that such source is not known by such Receiving Party to be bound by any confidentiality obligation with respect to such information;

         7.5      COMPELLED DISCLOSURE

         This Section 7 shall not restrict the disclosure of any Confidential Information by either Party as required by law, the rules or orders of any recognized securities exchange, any court of competent jurisdiction, any governmental or regulatory authority, including any taxation authority or broadcasting or telecommunications or securities regulatory authority, but only after written notice of such disclosure requirement has been given, to the extent practicable, by such Party to the disclosing Party, (it being understood and agreed that only one such notice shall be required in respect of continuous disclosure requirements).

         7.6      RETURN OF INFORMATION

         Upon termination of this Agreement, each Party shall return all such Confidential Information to the other Party unless such Confidential Information is necessary for the conduct of the ongoing business of either Party. Notwithstanding termination of this Agreement, the confidentiality obligations of the Parties pursuant to this Section 7 shall continue for two (2) years after the disclosure of Confidential Information.

8.       LIABILITY

         8.1      DEGREE OF CARE

         BCI shall provide, and shall cause the Consultants to provide, all Services with reasonable care and skill and such Services shall be of a standard comparable to providers of similar types of services and BCI shall and shall cause the Consultants to use reasonable commercial judgment and expertise provided that:

         (a) BCI, the BCI Group Companies and the Consultants shall not be liable on account of specific acts done or omitted to be done by the Consultants, BCI or the BCI Group Companies and their respective directors, officers, shareholders, employees, agents or contractors in good faith in accordance with or pursuant to the direction of Megatel; and

         (b) none of BCI, any of BCI Group Companies or the Consultants shall be liable to Megatel for any error of judgment or for any Loss suffered by Megatel in connection with the subject matter of this Agreement (howsoever any such Loss may have occurred) unless such Loss arises from negligence, bad faith, fraud, intentional misconduct or willful default in the performance or non-performance by BCI (or any BCI Group Company or the Consultants) of its obligations or duties under or pursuant to the terms of this Agreement.

         8.2     INDEMNIFICATION

         Megatel shall indemnify and hold harmless BCI and the BCI Group Companies and their respective directors, officers, shareholders, employees and agents (each an "INDEMNIFIED PERSON") against any claims, actions, proceedings, costs, charges, losses, damages, demands, liabilities and expenses (collectively "LOSSES") which may be brought by third parties against, suffered or incurred by any of such Indemnified Persons arising from or related to the performance of BCI's, the BCI Group Companies' or the Consultant's obligations or duties under or pursuant to the terms of this Agreement (including, without limitation, all reasonable legal and professional fees and other expenses incurred by such Indemnified Person in the defense of any claim, action or proceeding) except claims arising from negligence, bad faith, fraud, intentional misconduct or willful default in the performance or non-performance by BCI of its obligations or duties under or pursuant to the terms of this Agreement. BCI shall be entitled to defend itself against any such claim with the involvement of Megatel but shall not settle the same without the prior written consent of Megatel, such consent not to be unreasonably withheld or delayed.

         8.3      DIRECT DAMAGES

         Each Party shall be liable hereunder only for direct Losses incurred by the other and in no event shall either Party be liable for any consequential or indirect Losses for any breach of this Agreement.

9.       ADDITIONAL RESPONSIBILITIES OF THE PARTIES

         9.1      ADDITIONAL RESPONSIBILITIES OF MEGATEL

         In addition to its obligations under this Agreement, Megatel shall at no cost to BCI:

         (a) provide all secretarial, office, telecommunications, and other business facilities reasonably required by the Consultants in Brazil for the performance of the Services;

         (b) use reasonable efforts to obtain, or assist BCI from time to time in obtaining, the visas and/or work permits and such other necessary Brazilian government permissions required to enable the Consultants and their families to enter and work in Brazil and allow payment outside Brazil of the fees in connection thereto; and

         (c) register this Agreement and all of its subsequent amendments with the appropriate authorities (if legally required) and advise BCI of the date of registration. Megatel will seek and obtain (if necessary) the approval of this Agreement by all relevant Brazilian authorities.

         9.2      ADDITIONAL RESPONSIBILITIES OF BCI

         In addition to its obligations under this Agreement, BCI shall:

         (a) cause the Consultants to perform the duties required under this Agreement in the manner set forth herein; and

         (b) use reasonable efforts to obtain, or assist the Consultants and Megatel from time to time in obtaining, the visas and/or work permits and such other necessary Brazilian government permissions required to enable the Consultants and their families to enter and work in Brazil and allow payment outside Brazil of the fees in connection thereto.

10.      FORCE MAJEURE

         10.1     NO DEFAULT OR LIABILITY

         Neither Party shall be in default or liable for any Loss resulting from delays in performance or from failure to perform or comply with terms of this Agreement due to any event, which event is beyond its reasonable control, was not caused by it and, which despite such Party's reasonable efforts, will result in a delay in the performance or compliance with any material term of this Agreement ("FORCE MAJEURE"), including but not limited to:

         (a) unusually severe weather, including lightning, storms, earthquakes, landslides, floods, washouts, volcanic eruptions and other acts of God;

         (b) fires, explosion and destruction, whether accidentally or intentionally caused and whether partial or complete, lack or failure of transportation facilities, epidemic, quarantine, labour disputes;

         (c) war, declared or undeclared, revolution, civil commotion, acts of public enemies, blockades, embargo, acts of civil disobedience, acts of civil or military authorities, acts stemming from governmental bodies, including courts and regulatory bodies; and

         (d) acts of government, including the imposition or exchange controls or currency restrictions.

         provided that the Party affected by such event has exercised reasonable measures, if feasible, to mitigate such delays or Losses.

         10.2     NOTICE

         The Party affected by such event (the "AFFECTED PARTY") shall within twenty (20) Business Days of the onset of Force Majeure notify the other Party setting out in reasonable details the nature of such event of Force Majeure and its effect upon the obligations of the Affected Party, a detailed description, if applicable, of work-around plans, alternative sources or any other means such Party will or proposes to utilize to make up for any such period of delay and to prevent any further delay. Thereupon, the obligations of the Affected Party shall be suspended during, but no longer than the continuance of the event of Force Majeure, and the time for performance of any obligation hereunder shall be extended by the actual time of delay caused by such event; provided, however) that unless an Affected Party shall notify the other Party within the period (except if such period cannot be met because of the event of Force Majeure) and in the manner stated in this Section 10.2, such Party shall not be entitled to and shall not claim an extension of time for that event of Force Majeure, and shall not by reason of any delay arising from such event of Force Majeure, be relieved in any way, or to any extent, from its obligations to proceed with, execute and complete its performance of, and compliance with, the terms of this Agreement.

11.      TERM AND TERMINATION

         11.1     TERM

         This Agreement shall have a term (the "Term") of five (5) years from the date hereof, unless otherwise mutually agreed, and may thereafter be extended by mutual agreement of the Parties.

         11.2     TERMINATION BY BCI

         BCI may, at its OPTION, terminate this Agreement by giving written notice to Megatel in any of the following events, namely:

         (a) a material breach by Megatel of any material obligations contained in this Agreement which has not been cured within thirty (30) Business Days after written notice thereof to Megatel specifying the breach and requiring such remedy;

         (b) the insolvency or bankruptcy of Megatel or the making of an assignment for the benefit of creditors) or the appointment of a trustee or receiver and manager or liquidator for Megatel or for all or a substantial part of its property, or the commencement of a bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against Megatel under the laws of any jurisdiction;

         (c)  Megatel ceases to conduct its business in the normal course;

         (d) all or substantially all of Megatel's assets are sold, or otherwise disposed of;

         (e)  the License is terminated for any reason; or

         (f) Megatel has made or will make any payments, loans or gifts of any money or anything of value, or has authorized, offered or promised to do any of the foregoing, directly or indirectly to or for the use or benefit of (i) any official or employee of the Government of Brazil or any department agency or instrumentality thereof; (ii) any political party or official or candidate thereof; or (iii) to any other Person either for an advance or reimbursement knowing or having reason to believe that any part of such payment, loan or

--------------------------------------------------------------------------------
         gift will be directly or indirectly given or paid by such other Person to an individual mentioned in (i) or (ii).

         11.3     TERMINATION BY MEGATEL

         Megatel may at its option. terminate this Agreement, by giving written notice to BCI in any of the following events, namely;

         (a) a material breach by BCI of any material obligations contained in this Agreement which has not been cured within thirty (30) Business Days after written notice thereof by Megatel specifying the breach and requiring such remedy;

         (b) the insolvency or bankruptcy of BCI or the making of an assignment for the benefit of creditors, or the appointment of a trustee or receiver and manager or liquidator for BCI or for all or a substantial part of its property, or the commencement of a bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against BCI under the laws of any jurisdiction;

         (c)  BCI ceases to conduct its business in the normal course;

         (d) all or substantially all of BCI's assets are sold, or otherwise disposed of;

         (e)  the License is terminated for any reason;

         (f) BCI has made or will make any payments, loans or gifts of any money or anything of value, or has authorized, offered or promised to do any of the foregoing, directly or indirectly to or for the use or benefit of: (i) any official or employee of the Government of Brazil or any department agency or instrumentality thereof; (ii) any political party or official or candidate thereof; or (iii) to any other Person either for an advance or reimbursement knowing or having reason to believe that any part of such payment, loan or gift will be directly or indirectly given or paid by such other Person to an individual mentioned in (i) or (ii); or

         (g) BCI's consistent failure to provide Consultants to Megatel in accordance with the terms and conditions of duly executed RFS Orders due to circumstances and/or events that are within BCI's control.

         11.4     COSTS INCURRED PRIOR TO TERMINATION

         Notwithstanding any termination of this Agreement, Megatel's obligation to pay the Costs incurred to the date of termination shall survive the termination of this Agreement with respect to Megatel's obligations and responsibilities hereunder incurred prior to the date of termination.


--------------------------------------------------------------------------------

         11.5     TERMINATION WITHOUT PREJUDICE TO OTHER RIGHTS

         The termination of this Agreement regardless of its cause or its nature shall be without prejudice to any other rights or remedies of either Party without liability to the other Party (except as provided in this Agreement) for any Loss occasioned thereby, and each Party shall remain responsible for its obligations existing immediately prior to the termination.

         11.6     NO RELEASE OF LIABILITY

         The termination of this Agreement for any cause shall not release either Party hereto from any liability which at the time of termination has already accrued to the other Party hereto or which thereafter may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination.

12.      ASSIGNMENT

         No Party may assign its rights and obligations under this Agreement, in whole or in part, except with the prior consent of the other Party, which consent shall not be unreasonably withheld or delayed.

13.      WAIVER


         13.1      FAILURE TO EXERCISE NOT TO OPERATE AS WAIVER

         Except as otherwise expressly provided in this Agreement, no failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by such Party of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

         13.2      WAIVER IN WRITING

         Except as otherwise expressly provided in this Agreement, no waiver of any right hereunder or of any breach or failure to perform shall be effective unless executed in writing.

         13.3      NO DEEMED WAIVER

         The waiver of any right hereunder or of any failure to perform or breach hereof shall not constitute or be deemed as a waiver of any other right hereunder or of any other failure to perform or other breach hereof, whether of a similar or dissimilar nature thereto.

14.      NOTICES

         Any notice or communication which shall be given under this Agreement shall be made in writing in the English language, and given by telecopier, with an original sent by courier,


--------------------------------------------------------------------------------
         addressed to a Party at its telecopier number and address set forth below, or such other telecopier number and/or address for such Party as shall have been communicated by it to the other Party in accordance with this Section 14. Any notice or other communication shall be deemed to have been received on the date of transmission but only if a confirmation of the receipt by the recipient of the telecopier appears correctly at the end of the sender's telecopy.

     IF TO BCI:
                      Bell Canada International Inc.
                      1000 de La Gauchetiere St. West
                      Suite 1100
                      Montreal, Quebec
                      H3B 4Y8

                      Telecopier No.; (514) 392-2342
                      Attention: Vice-President, Law and Corporate Secretary

     IF TO MEGATEL:
                      MEGATEL DO BRASIL S.A.
                      Avn. Luis Carlos Berrini, 550, 8th floor, suite 82, Sao Paulo, SP
                      Brazil

                      Telecopier No.: 55-11-5509-1583
                      Attention: Chief Executive Officer

15.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of Brazil without giving effect to any choice of conflict of law rules.

16.      DISPUTE RESOLUTION

         16.1 PROCEDURE

         In the event of a dispute among BCI and Megatel arising under or in connection with this Agreement, including a dispute over whether there has been a material breach to this Agreement, the following shall apply:

         (a) They shall use their good faith efforts to settle such dispute. To this end, each Party may notify the other Party of its desire to initiate the procedure contemplated by this Section 16, whereupon the Parties shall forthwith convene to attempt to resolve such disputes through amicable and good faith discussions. Disputes which the Parties are unable to resolve through such discussions within thirty (30) days following receipt of the notice referred to in this Section 16.1(a), shall upon the request of either Party, be submitted to a panel consisting of designees from the chief executive officers of BCI and


--------------------------------------------------------------------------------

         Megatel. The designees shall consult and negotiate with each other in good faith in an effort to reach a just and equitable solution.

         (b)  If the designees do not reach a solution within a period of thirty
         (30) days following the beginning of their consultations and negotiations, any Party may treat the same as an arbitrable dispute by giving notice to the other Party, in which case the dispute shall be submitted to a final and binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce excluding any such rules relating to the posting of security for costs (the "Rules").

         16.2     ARBITRATION

         (a) The arbitral tribunal shall consist of three (3) arbitrators. One arbitrator shall be appointed by each side and the third shall be selected by the two party-appointed arbitrators or, failing agreement, by the International Chamber of Commerce, in accordance with the Rules.

         (b) The arbitration shall be held in the English language. The proceedings shall be conducted, and any arbitral award shall be made, in the city of New York, New York, in the United States. The Parties agree that the obligations, herein are "commercial" and that the New York Convention on Recognition and Enforcement of Foreign Arbitral Awards is applicable or, if such convention has not then been ratified by Brazil, the Inter-American Convention on International Commercial Arbitration shall also apply. The prevailing Party shall be entitled to recover from the other Party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.

         (c) Any decision or award of the arbitral tribunal shall be final and binding upon the Parties. The Parties hereby waive to the extent permitted by law any rights to appeal or to review of such award by any court or tribunal. The arbitral award may be enforced against the Parties or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

         (d) To the extent that each Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

17.      ORAL EXPLANATION: AMENDMENTS

         No oral explanation or oral information by any of the Parties shall alter the meaning or interpretation of this Agreement. No amendment hereto shall be effective or binding on


--------------------------------------------------------------------------------
         any of the Parties unless reduced to writing with specific reference to this Agreement, and executed by the respective duly authorized representatives of each of such Parties.

18.      NON-SOLICITATION

         Megatel agrees not to enter into any employment or consulting agreement or arrangement, directly or indirectly, written or verbal with any Consultant, agent, employee or independent contractor of BCI or any BCI Group Company who provides Services directly to Megatel hereunder for a period of twelve (12) months following his or her completion of such Services, unless authorized in advance by BCI in writing which authorization shall not be unreasonably withheld or delayed.

19.      SEVERABILITY

         The invalidity or unenforceability of any provision, in whole or in part, of this Agreement shall not in any way affect the validity or enforceability of any other parts or provisions thereof, provided, however, that the Parties hereto shall use their reasonable efforts to achieve the purpose of the invalid or unenforceable provision or part thereof by a new valid and enforceable stipulation.

20.      LANGUAGE

         The English version of this Agreement is the only authentic version thereof and it shall determine the construction, interpretation, application and performance of this Agreement.

21.      RELATIONSHIP OF THE PARTIES

         No Party has the power or authority to legally bind the other Party. Nothing herein shall be construed as authorizing any Party to act as an agent or representative of the other Parties and nothing herein shall be taken to constitute or create a partnership, an agency or a joint venture among any of the Parties.

22.      RIGHTS AND REMEDIES

         All rights and remedies provided for in this Agreement are in addition to, and not exclusive of, any other rights or remedies otherwise available at law or in equity.

23.      COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same complete and executed agreement.

24.      FURTHER ASSURANCES

         Each of the Parties hereto shall cooperate with the other and execute and deliver to the other such instruments and documents and take such other actions as may reasonably be


--------------------------------------------------------------------------------
         requested from time to time in order to carry out, evidence and confirm their respective rights and the intended purpose of this Agreement.

25.      CONSENTS

         Megatel shall obtain at its own cost all licenses, permits or consents which may be required by Megatel in order for BCI to be free to provide or make available the Services.

26.      EXPENSES

         Each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

27.      THIRD-PARTY BENEFICIARIES

         It is the intention of the Parties to confer third-party beneficiary rights to the Shareholders pursuant to Section 6.3 and to the Indemnified Persons pursuant to Section 8.2.

IN WITNESS WHEREOF, the Parties have signed and delivered this Agreement on the day and year set forth above.


BELL CANADA INTERNATIONAL INC.               MEGATEL DO BRASIL S.A.

By:   /s/ Siim A. Vanaselja                  By: /s/ VIRGILIO FRGIRE
     -----------------------------------        --------------------------------
Name:     Siim A. Vanaselja                  Name:   Virgilio Frgire
Title:    Executive Vice-President and       Title:  Director Presidente
          Chief Financial Officer
                                             By: /s/ ABEL ROCHIURA
                                                --------------------------------
                                             Name:   Abel Rochiura
                                             Title:  Director Financeiro


Witness: /s/ JOSE LUIS CAMARGO JUNIOR        Witness: JUSSARA VILAREAL
        --------------------------------             ---------------------------
             Jose Luis Camargo Junior                 Jussara Vilareal






[STAMP]                             [SEAL]                           [STAMP]



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                                                                         Page 26

                                  Schedule "A"
--------------------------------------------------------------------------------

                              REQUEST FOR SERVICES

--------------------------------------------------------------------------------

1. Description of Expertise Required and Approximate Number of Consultants Requested

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------

2.   Expected Duration

     -----------------------------------------------------------------------

3.   Date of Commencement

     -----------------------------------------------------------------------

4.   Location

     -----------------------------------------------------------------------

5.   Contact Person at Megatel do Brasil S.A.


Name:
               --------------------------------
Address:
               --------------------------------

               --------------------------------
Telephone:
               --------------------------------
Fax:
               --------------------------------


------------------------------------------
Authorized Megatel do Brasil S.A. Signatory

Date:
     -------------------------------------
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------

                                  SCHEDULE "B"


A. If the Consultant is an employee of BCI or a BCI Group Company, the documented costs to be agreed to in an EPS Order shall be:

     -Daily Rate;
     -Per-diem;
     -Lodging expenses;
     -Travel expenses;
     -Any other direct related expenses.

B. If the Consultant is employed by a third party, the documented costs to be agreed to in an RFS Order shall be:

     -Actual consulting fee charged by Consultant to BCI;
     -Per-diem;
     -Lodging expenses at Megatel designated hotels;
     -Travel expenses reimbursable under BCI policy; and -Any other direct related expenses.






--------------------------------------------------------------------------------
                                                                         Page 28

                                  Schedule "C"
--------------------------------------------------------------------------------

                                    RFS ORDER
                 (Please prepare one order for each consultant)

--------------------------------------------------------------------------------

1.   Name of Consultant

     -----------------------------------------------------------------------

2.   Daily Rate and Expense Reimbursement Policy

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------

     -----------------------------------------------------------------------

3.   Date of Commencement of Services

     -----------------------------------------------------------------------

4.   Duration of Services

     -----------------------------------------------------------------------

5.   Locations(s)

     -----------------------------------------------------------------------

6.   Other Terms and Conditions of RFS Order

     -----------------------------------------------------------------------

---------------------------------------------------------
Authorized Megatel do Brasil S.A. Signatory

Date:
     -------------------------------------

---------------------------------------------------------
Authorized BCI Signatory
(only sign once Megatel do Brasil S.A. has signed)

Date:
     -------------------------------------
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                                                                         Page 29

                                                               MEGATEL DO BRASIL
                                                                 Human Resources

                                  SCHEDULE "D"
                             MEGATEL TELEFONICA S/A
                    SCHEDULE FOR BCI SHORT TERM EXPATRIATES



------------------------------------------------------------------------------------------------------------------
                                                        Number     Duration
Departments         Area of Expertise                 of persons   in days     Daily Rate US$(*)  Total Rate US$

------------------------------------------------------------------------------------------------------------------
                    Telecom Operations Sr Expert                                    900
Implementation Team Telecom Project Management            1          312            900              294,840
                    Telecom Major Contracts Negot.                                  900
------------------------------------------------------------------------------------------------------------------
                    Switching                             1          234            850              202,215
                    Fixed Wireless Access                 2          468            850              417,690
                    Micro Wave                            1          234            850              208,845
                    Fiber Access                          1          234            850              208,845
Network Engineering Civil/Structure                                                 850
                    Mechanical                                                      850
                    Electrical                                                      850
                    Power                                                           850
                    Geographic Info System                                          850
------------------------------------------------------------------------------------------------------------------
                    Implementation                        1          234            800              190,320
                    NW Management Centre                  3          624            800              517,920
Network Operations  Installation & Repair                 3          624            800              517,920
                    Control Centre                        1          312            800              255,840
                    Logistics                             2          468            800              386,880
                    Contracts                             1          234            800              190,320
------------------------------------------------------------------------------------------------------------------
                    Implementation                        1          156            800              124,800
                    Long Distance & Calling Card                                    800
                    Centrex & PABX                                                  800
Marketing & Sales   Broadband & Data                      1           78            800               65,520
                    Wholesale & co-Marketing                                        800
                    Basic Access Services                                           800
                    Large Business Segment                1          234            800              196,560
------------------------------------------------------------------------------------------------------------------
                    Workforce Managt/Forecastg            2         1092            700              819,000
                    Customer Service                      3         1872            700            1,386,840
Customer Care       Billing & Collection                  1          624            700              469,560
                    Operators Services/Directory          1          234            700              171,990
                    Repair Answer                         4         1092            700              788,970
------------------------------------------------------------------------------------------------------------------
                    Service Delivery                      1          234            850              208,845
                    Customer Care                         1          234            850              208,845
                    ERP Implementation                    1          234            850              208,845
Info Technology     Cust Care & Billing Implement.        1          234            850              208,845
                    Operations                            1          624            850              570,180
                    Network Management Centre             1          468            850              424,320
                    Overall Systems Implementation        1          156            850              132,600
------------------------------------------------------------------------------------------------------------------
                                                                                    700
                                                                                    700
                                                                                    700
                                                                                    700
                                                                                    700
                                                                                    700
                                                                                    700
                                                                                    700
                                                                                    700
------------------------------------------------------------------------------------------------------------------

TOTAL                                                    38       11,544                          $9,377,355


--------------------------------------------------------------------------------
                                                SCHEDULE (days/persons)
Departments                         1999   2000    2001   2002   2003  2004

--------------------------------------------------------------------------------

Implmentation Team                          312

--------------------------------------------------------------------------------
                                     156     78
                                            468
                                            234
                                            234
Network Engineering


--------------------------------------------------------------------------------
                                     156     78
                                     156    468
Network Operations                   156    468
                                     156    156
                                     156    312
                                     156     78
--------------------------------------------------------------------------------
                                     156


Marketing & Sales                            78


                                            234
--------------------------------------------------------------------------------
                                            624    468
                                     312    936    624
Customer Care                               312    312
                                            234
                                     390    702
--------------------------------------------------------------------------------
                                            234
                                            234
                                            234
Info Technology                             234
                                            312    312
                                            312    156
                                     156
--------------------------------------------------------------------------------

TOTAL                              2,106  7,566  1,872


                                  Schedule "E"
                          Prior Costs to June 30, 1999



Consulting fee                                                   US$64,583.37
Consulting expenses (per diem)                                   US$19,244.72
Medical exam expenses                                               US$108.73
Travelling expenses                                               US$2,403.73
Airfare                                                          US$23,365.36

Sub Total                                                       US$109,705.91
Overhead Recovery Costs                                          US$16,455.88

Total Prior Costs                                               US$126,161.79
                                                                =============


--------------------------------------------------------------------------------

                                                                  EXECUTION COPY



               KNOW-HOW TRANSFER AND TECHNICAL SERVICES AGREEMENT

                           Made and Entered Into as of

                                              , 1999
                                 ------------

                                     between

                         BELL CANADA INTERNATIONAL INC.

                                       and

                             MEGATEL DO BRASIL S.A.

                                TABLE OF CONTENTS


1.   DEFINITIONS ............................................................  4
2.   KNOW-HOW AND TECHNICAL DATA ............................................  7
   2.1     License of Know-How and Technical Data ...........................  7
   2.2     Confidentiality of Know-How and Technical Data ...................  7
   2.3     Transfer of Know-How .............................................  7
   2.4     Training .........................................................  8
   2.5     Consultants and Secondees ........................................  8
3.   ROYALTY FEES ...........................................................  8
   3.1     Royalty Fees .....................................................  8
   3.2     EBITDA Information ...............................................  9
4.   TAXES .................................................................. 10
   4.1     Payments Free and Clear of Taxes ................................. 10
   4.2     Tax Payments by Megatel .......................................... 10
   4.3     Reimbursement by Megatel ......................................... 10
   4.4     Stamp Duties, Documentary Taxes and Levies ....................... 10
   4.5     Tax Benefit ...................................................... 10
   4.6     Tax Structure .................................................... 11
5.   PAYMENT TERMS .......................................................... 11
   5.1     Invoices ......................................................... 11
   5.2     Interest on Royalty Fees ......................................... 11
   5.3     Currency ......................................................... 11
6.   OWNERSHIP OF KNOW-HOW, INTELLECTUAL PROPERTY AND TECHNICAL DATA ........ 12
   6.1     Ownership ........................................................ 12
   6.2     No Transfer of Rights ............................................ 12
7.   CONFIDENTIAL INFORMATION ............................................... 12
   7.1     Confidentiality Obligation ....................................... 12
   7.2     Use of Confidential Information .................................. 12
   7.3     Further Undertakings ............................................. 13
   7.4     Non-Confidential Information ..................................... 13
   7.5     Compelled Disclosure ............................................. 13
   7.6     Return of Information ............................................ 13
8.   TERM AND TERMINATION ................................................... 13
   8.1     Term ............................................................. 13
   8.2     Termination by BCI ............................................... 14
   8.3     Termination by Megatel ........................................... 14
   8.4     Royalty Fees Incurred Prior to Termination ....................... 15
   8.5     Termination Without Prejudice to Other Rights .................... 15
   8.6     No Release of Liability .......................................... 15
9.   ASSIGNMENT ............................................................. 16
10.  WAIVER ................................................................. 16
   10.1    Failure to Exercise not to Operate as Waiver ..................... 16
   10.2    Waiver in Writing ................................................ 16
   10.3    No Deemed Waiver ................................................. 16
11.  NOTICES ................................................................ 16
12.  GOVERNING LAW .......................................................... 17
13.  DISPUTE RESOLUTION ..................................................... 17
   13.1    Procedure ........................................................ 17
   13.2    Arbitration ...................................................... 18
14.  ENTIRE AGREEMENT; ORAL EXPLANATION: AMENDMENTS ......................... 19
15.  SEVERABILITY ........................................................... 19
16.  LANGUAGE ............................................................... 19
17.  RELATIONSHIP OF THE PARTIES ............................................ 19


--------------------------------------------------------------------------------
                                                                          Page 2

18.  RIGHTS AND REMEDIES .................................................... 19
19.  COUNTERPARTS ........................................................... 19
20.  FURTHER ASSURANCES ..................................................... 19
21.  CONSENTS ............................................................... 20
22.  EXPENSES ............................................................... 20






--------------------------------------------------------------------------------
                                                                          Page 3

KNOW-HOW TRANSFER AND TECHNICAL SERVICES AGREEMENT made and entered into as of _____________, 1999 between Bell Canada International Inc. ("BCI"), a corporation organized under the laws of Canada, having its principal office at 1000; rue de La Gauchetiere Ouest, Bureau 1100, Montreal (Quebec) Canada H3B 4Y8, Megatel do Brasil S.A. ("MEGATEL"), a sociedade anonima organized under the laws of Brazil, having its registered office at AV. Luis Carlos Berrini, 550, 8th Floor, suite 82, in the city and state of Sao Paulo, Brazil, registered with the Brazilian Registry of Legal Entities (CNPJ) n(O) 02.629.188/0001-67 (each a "PARTY" and collectively the "PARTIES").

WHEREAS Megatel has been awarded a regional operating license (the "LICENSE") to provide fixed telephone services in the state of Sao Paulo, Brazil (the "TERRITORY") and has entered into an agreement with the Brazilian Government setting out the terms of authorization in respect thereof;

WHEREAS BCI has acquired certain experience, Know-How (as defined herein), Intellectual Property (as defined herein), trained personnel and other capabilities in respect of high technology telecommunications engineering, information technology and other matters related to the implementation, expansion, enhancement, operation and maintenance of telecommunications systems and services;

WHEREAS the Parties desire to enter into this Agreement to provide Megatel with a competitive advantage over other telecommunications operators in the Territory; and

WHEREAS to facilitate the transfer of the Know-How to Megatel, the Parties have also entered into: (i) a technical services agreement (the "TECHNICAL SERVICES AGREEMENT") relating to the provision of Consultants (as defined herein) by BCI; and (ii) a secondment agreement (the "SECONDMENT AGREEMENT") relating to the provision of Secondees (as defined herein) by BCI.

NOW, THEREFORE, the Parties hereto agree as follows:

1. DEFINITIONS

In this Agreement, unless the context otherwise requires, the following terms shall have the meaning set opposite, namely;

"ADDITIONAL FEES"                       has the meaning ascribed thereto in
                                        Section 3.1.2;

"AGREEMENT"                             This Agreement, including its recitals
                                        and Schedules, as amended from time to
                                        time;

"BCI"                                   has the meaning ascribed thereto in the
                                        introductory paragraph;

"BCI GROUP COMPANY"                     includes, without limitation, any
                                        individual, firm, corporation, company,
                                        joint venture, association, trust,
                                        partnership or other entity, now or
                                        hereafter existing,

--------------------------------------------------------------------------------
                                        that directly or indirectly controls, is controlled by or is under common control with, BCI. For the purposes of this definition "CONTROL" shall mean that one entity holds or is beneficially entitled to, hold, directly or indirectly, other than by way of security interest only, more than twenty-five percent (25%) of the voting rights of the other entity and "CONTROLLED" has a corresponding meaning;

"BUSINESS"                              means the provision by Megatel of
                                        switched, fixed telecommunications
                                        services in the Territory pursuant to
                                        the License;

"BUSINESS DAY"                          Any day on which banks in Sao Paulo,
                                        Brazil, and Montreal, Quebec, Canada,
                                        are authorized or required by law to be
                                        open to transact business;

"CONFIDENTIAL INFORMATION"              Any information, material and data of a
                                        confidential nature furnished orally, in any written, graphic, electronic, magnetic or other tangible form including (but not limited to) technical, financial and business information and models, names of customers or partners (whether potential or existing), proposed business deals, corporate strategies, reports, plans, market and/or financial projections and other data, of or relating to a Party, other than the information listed in
                                        Section 7.4;

"CONSULTANT(S)"                         has the meaning ascribed thereto in the
                                        Technical Services Agreement;

"EBITDA" means such amount for a fiscal year certified by the auditors of Megatel which represents earnings before interest and financial charges, income taxes, depreciation and amortization using financial statement information approved by the shareholders (after deduction of all amounts accrued and payable under the Technical Services Agreement, the Secondment Agreement and this Agreement);

"FIXED FEE"                             has the meaning ascribed thereto in
                                        Section 3.1.1;

"INTELLECTUAL PROPERTY"                 means patents, copyrights, designs,
                                        know-how and other intellectual property rights which are protectable by law, whether registered or unregistered and including applications for any of the same;

"KNOW-HOW"                              means all technical knowledge,
                                        information and

--------------------------------------------------------------------------------
                                                                          Page 5
                                        expertise of BCI in respect of high
                                        technology telecommunications
                                        engineering, information technology and
                                        other matters related to the
                                        implementation, expansion. enhancement,
                                        operation and maintenance of
                                        telecommunications operations and
                                        services as set out in Schedule A,
                                        including but not limited to processes,
                                        techniques, methods, products, data and
                                        compositions;

"LICENSE"                               has the meaning ascribed thereto in the
                                        recitals;

"MEGATEL"                               has the meaning ascribed thereto in the
                                        introductory paragraph;

"PARTY(IES)"                            has the meaning ascribed thereto in the
                                        introductory paragraph;

"PERSON(S)"                             includes, without limitation, any
                                        individual, firm, company, association,
                                        partnership, joint venture, trust,
                                        investment company, pension fund or
                                        investment fund, or other entity, or any government or any ministry, department or agency thereof;

"RECEIVING PARTY"                       has the meaning ascribed thereto in
                                        Section 7.1;

"REPRESENTATIVE"                        means with respect to each Party, any
                                        authorized director, officer, employee,
                                        consultant, advisor or agent of such
                                        Party;

"RFS ORDER"                             has the meaning ascribed thereto in the
                                        Technical Services Agreement;

"ROYALTY FEES"                          has the meaning ascribed thereto in
                                        Section 3.1;

"RULES"                                 has the meaning ascribed thereto in
                                        Section 13.1;

"SECONDEE(S)"                           has the meaning ascribed thereto in the
                                        Secondment Agreement;

"SECONDMENT AGREEMENT"                  has the meaning ascribed thereto in the
                                        recitals;

"SERVICE LAUNCH"                        means the date when commercial telephone
                                        service is first offered by Megatel and
                                        is generally and commercially available, otherwise than on a trial basis, to households in a city of Brazil in the geographic region covered by the License with a population of at least 200,000
                                        Persons;

"TAX BENEFIT"                           has the meaning ascribed thereto in
                                        Section 4.5;

--------------------------------------------------------------------------------
                                                                          Page 6

"TAXES"                                 has the meaning ascribed thereto in
                                        Section 4.1;

"TECHNICAL DATA"                        means technological developments,
                                        specifications, documentation,
                                        instructions, technical reports and
                                        similar information relating to the
                                        expansion, enhancement, operation and
                                        maintenance of telecommunications
                                        operations and services;

"TECHNICAL SERVICES                     has the meaning ascribed thereto in the
AGREEMENT"                              recitals; and

"TERRITORY"                             has the meaning ascribed thereto in the
                                        recitals.

The singular includes the plural and vice versa. Reference to one gender includes reference to the other gender.

References herein to Sections and Schedules shall be taken as referring to Sections and Schedules to this Agreement. Headings to Sections are for ease of reference only and shall not affect the construction or interpretation of this Agreement.

2. KNOW-HOW AND TECHNICAL DATA

   2.1 LICENSE OF KNOW-HOW AND TECHNICAL DATA

   Subject to the terms and conditions of this Agreement and for the sole purpose of the Business, BCI hereby grants to Megatel a non-exclusive right and license to use the Know-How and Technical Data.

   2.2 CONFIDENTIALITY OF KNOW-HOW AND TECHNICAL DATA

   Megatel acknowledges that the Know-How and Technical Data have been developed over the years by BCI at considerable expense and effort and constitute a trade secret and valuable property to BCI. Megatel hereby agrees to preserve the confidentiality and secrecy of the Know-How and Technical Data in accordance with the provisions of Section 7 hereof.

   2.3 TRANSFER OF KNOW-HOW

   In consideration of the payment of the Royalty Fees, BCI shall transfer to Megatel the Know-How and Technical Data through the development and supply of training programs, systems for project implementation, network/engineering and operational processes, access to qualified, competent personnel (including the Consultants and Secondees pursuant to the Technical Services Agreement and the Secondment Agreement) to help implement such systems and processes and provision of information and materials as agreed by the Parties.

--------------------------------------------------------------------------------
                                                                          Page 7

   2.4 TRAINING

   BCI shall from time to time, as necessary, make available to Megatel free of charge training manuals and educational seminars and other instruction with respect to the matters described in Schedule A and such other training programs reasonably requested by Megatel including, without limitation, visits to the installations of BCI and the BCI Group Companies, internship programs with BCI or the BCI Group Companies, which are within the capabilities of BCI. BCI will provide Megatel with information, at least annually, on the training programs relevant to Megatel which are expected to be available within BCI or the BCI Group Companies. Such information may be provided to Megatel more frequently as relevant training programs are published or offered from time to time by BCI and the BCI Group Companies.

   2.5 CONSULTANTS AND SECONDEES

   To facilitate the transfer of the Know-How and related Technical Data to Megatel, BCI shall make available to Megatel Consultants and Secondees pursuant to the terms and conditions of the Technical Services Agreement and Secondment Agreement.

3. ROYALTY FEES

   3.1 ROYALTY FEES

   In general consideration of the granting of the license and the transfer of Know-How and Technical Data under this Agreement, Megatel shall pay to BCI the following royalty fees (the "ROYALTY FEES"):

   3.1.1 An annual fixed fee (the "FIXED FEE") of US$2.0 million per year during the first three (3) years commencing with respect to the calendar year during which Service Launch occurs; provided that if Megatel and Mirror S.A. are combined into a single entity or are operated as a single entity, no Fixed Fee shall be payable effective from the date of commencement of common operation of the two companies.

         The payment of annual installments of the Fixed Fee (even though reflected in the periodic financial statements of Megatel) shall be deferred until such time as Megatel attains positive EBITDA for two
         (2) consecutive quarters at which point all deferred annual installments of the Fixed Fee shall become immediately payable. Following the payment of the deferred annual installments of the Fixed Fee, all future Fixed Fee installment payments shall be due and payable within thirty (30) days from the end of each calendar year in respect of which the annual installments of the Fixed Fee are payable.

--------------------------------------------------------------------------------
                                                                          Page 8

         3.1.2 (a) Annual variable fees (the "ADDITIONAL FEES") for a period of five (5) years commencing with respect to the first of the following to occur:

                   (i) the end of the calendar year 2001; or

                   (ii) the fiscal year of Megatel following the first fiscal year during which Megatel generates positive EBITDA for two
                   (2) consecutive quarters.

               (b) The Additional Fees shall be calculated as follows:

                   Year 1: 10% of EBITDA in excess of the expected EBITDA in the
                           Business Plan for such year less any portion of the Fixed Fee accrued for such year up to a maximum of one percent (1%) of Megatel's gross revenues for the year.

                   Year 2: 9% of EBITDA in excess of the expected EBITDA in the
                           Business Plan for such year less any portion of the Fixed Fee accrued for such year up to a maximum of one percent (1%) of Megatel's gross revenues for the year.

                   Year 3: 8% of EBITDA in excess of the expected EBITDA in the
                           Business Plan for such year less any portion of the Fixed Fee accrued for such year up to a maximum of one percent (1%) of Megatel's gross revenues for the year.

                   Year 4: 7% of EBITDA in excess of the expected EBITDA in the
                           Business Plan for such year less any portion of the Fixed Fee accrued for such year up to a maximum of one percent (1%) of Megatel's gross revenues for the year.

                   Year 5: 6% of EB1TDA in excess of the expected EBITDA in the
                           Business Plan for such year less any portion of the Fixed Fee accrued for such year up to a maximum of one percent (1%) of Megatel's gross revenues for the year.

             The payment of the Additional Fees shall be made by Megatel to BCI in U.S. dollars ten (10) Business Days following the approval of the audited financial statements by the Shareholders of Megatel for the year for which the Additional Fees are payable.

         3.2 EBITDA INFORMATION

             Until full and final payment of the Royalty Fees, Megatel shall furnish BCI such information with respect to EBITDA as may be reasonably required from time to time by BCI, including such information developed by Megatel in connection with the preparation of any income or financial statements. BCI shall have the right at all reasonable times on reasonable notice during usual business hours and at its

--------------------------------------------------------------------------------
     sole cost and expense to audit, examine and make copies of extracts from the books and records of Megatel. Such right may be exercised by BCI through any agent of BCI, employee or independent auditor designated by BCI. Such information shall be treated by BCI in accordance with the provisions of Section 7.

  4. TAXES

     4.1 PAYMENTS FREE AND CLEAR OF TAXES

     All amounts payable hereunder by Megatel to BCI shall be paid by Megatel free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on BCI's net income, assets or capital by the jurisdiction under the laws of which it IS organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES").

     4.2 TAX PAYMENTS BY MEGATEL

     Should any Taxes be levied on BCI by the Brazilian tax authorities, payment for such Taxes shall be the responsibility of and be paid by Megatel directly to the appropriate tax authority on behalf of BCI unless contested in good faith by Megatel, and these payments by Megatel shall not reduce the amounts payable to BCI pursuant to this Agreement. Within thirty (30) days after the date of any payment of Taxes, Megatel shall furnish to BCI, at its address referred to in Section 11, the original receipt of payment thereof or a certified copy of such receipt evidencing payment thereof.

     4.3 REIMBURSEMENT BY MEGATEL

     In the event that BCI is required by law to make such payments for Taxes directly to the Brazilian tax authorities, Megatel shall, subject to Brazilian law, reimburse BCI for such payments within thirty (30) days from the date of BCI's invoice. Such reimbursement shall not be reduced by any Taxes and shall not reduce the amounts otherwise payable to BCI pursuant to this Agreement.

     4.4 STAMP DUTIES, DOCUMENTARY TAXES AND LEVIES

     Megatel shall pay all stamp duties, documentary taxes, charges or similar levies imposed by the Brazilian tax authorities or any state or subdivision thereof that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

     4.5 TAX BENEFIT

     If BCI is able to reasonably claim a tax benefit (a "TAX BENEFIT") in computing its income tax liability under the Income Tax Act (Canada) or under the tax statutes of any relevant provincial jurisdiction in Canada or any other jurisdiction by reason of

--------------------------------------------------------------------------------
                                                                         Page 10
     any Taxes withheld on any payments made by Megatel to BCI pursuant to the terms of this Agreement, BCI shall use reasonable efforts to obtain promptly such Tax Benefit. BCI shall, within thirty (30) days of receiving the Tax Benefit from a reduced final tax payment, pay to Megatel the amount of the Tax Benefit received by BCI. Nothing in this Section shall interfere with the right of BCI to arrange its tax affairs in whatever manner it deems fit.

     4.6 TAX STRUCTURE

     The Parties shall jointly determine the most tax-efficient means of accomplishing the objectives of this Agreement. In the event that the Parties determine that a more tax efficient structure may be implemented, the Parties shall negotiate in good faith to amend this Agreement to implement such new structure as promptly as practicable.

  5. PAYMENT TERMS

     5.1 INVOICES

     BCI shall submit to Megatel invoices for the Royalty Fees in U.S. dollars in accordance with the terms and payment schedules set out in Sections
     3.1.1 and 3.1.2.

     5.2 INTEREST ON ROYALTY FEES

     The Royalty Fees, if not paid within fourty-five (45) Days of the date of the invoice, shall bear interest on the outstanding amount(s) from the date of the invoice or their due date (whichever date is the latest) until paid at a rate per annum, compounded annually, equal to LIBOR plus two hundred
     (200) basis points.

     5.3 CURRENCY

     Unless otherwise agreed in writing between BCI and Megatel, all compensation and all amounts owing under this Agreement shall be paid in full by Megatel in U.S. dollars to BCI.

--------------------------------------------------------------------------------
                                                                         Page 11

  6. OWNERSHIP OF KNOW-HOW, INTELLECTUAL PROPERTY AND
     TECHNICAL DATA

     6.1 OWNERSHIP

     BCI shall own all right, title and interest in the Know-How and Technical Data transferred hereby and in any Intellectual Property embodied therein or related thereto. However, in consideration of the Royalty Fees, Megatel shall have a non-exclusive and perpetual license and right to use any such Know-How, Technical Data and Intellectual Property for purposes of carrying on its Business. Megatel shall not have the right to assign this right to any Person other than its subsidiaries, in accordance with the provisions hereof and subject to such subsidiaries being bound by the same undertaking not to assign this right.

     6.2 NO TRANSFER OF RIGHTS

     Nothing contained herein shall transfer or be deemed to transfer or contemplate the transfer of any rights in or to the Intellectual Property, Technical Data and the Know-How other than those rights specifically granted herein. For greater certainty, no term or condition in this Agreement shall be construed as involving software development or to be a transfer by BCI or the BCI Group Companies of licenses, patents or trademarks unless specifically provided in writing. Any software development requested by Megatel shall be dealt with in separate agreements

  7. CONFIDENTIAL INFORMATION

     7.1 CONFIDENTIALITY OBLIGATION

     Each Party (the "Receiving Party") shall for two (2) years from the date of receipt of Confidential Information from the disclosing Party, retain in confidence all such Confidential Information disclosed pursuant to activities carried on in providing the services under this Agreement and shall treat such Confidential Information with the same degree of care as it employs for the protection of its own Confidential Information (and in any event, with reasonable care).

     7.2 USE OF CONFIDENTIAL INFORMATION

     The Receiving Party shall not, nor shall it permit any of its Representatives to, without the written consent of the other use any Confidential Information of the other for any purpose other than the provision of services hereunder, or disclose any Confidential Information of the other to any third party, except to its Representatives with a need to know for purposes of this Agreement or for the conduct of each Party's business, including any financing to the extent necessary to obtain such financing, and after such Representatives have been directed by the Receiving Party to treat such Confidential Information in accordance with the terms of this Section 7 and provided further that no Party shall use any such Confidential Information to the detriment of each other.

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                                                                         Page 12

     7.3 FURTHER UNDERTAKINGS

     Each Party also agrees to enter into such further undertakings of confidentiality as may reasonably be required by the other Party.

     7.4 NON-CONFIDENTIAL INFORMATION

     Confidential Information shall not include any information that:

     (a) is or comes into the public domain other than as a result of a disclosure directly or indirectly by the Receiving Party in breach of this Agreement;

     (b) the Receiving Party can demonstrate was known to it prior to the disclosure thereof by the disclosing Party;

     (c) is or becomes generally available to such Receiving Party on a non-confidential basis from a source other than the disclosing Party, provided that such source is not known by such Receiving Party to be bound by any confidentiality obligation with respect to such information.

     7.5 COMPELLED DISCLOSURE

     This Section 7 shall not restrict the disclosure of any Confidential Information by either Party as required by law, the rules of any recognized securities exchange, any court of competent jurisdiction, any governmental or regulatory authority, including any taxation authority or broadcasting or telecommunications or securities regulatory authority, but only after written notice of such disclosure requirement has been given, to the extent practicable, by such Party to the disclosing Party, (it being understood and agreed that only one such notice shall be required in respect of continuous disclosure requirements).

     7.6 RETURN OF INFORMATION

     Upon termination of this Agreement, each Party shall return all such Confidential Information to the other Party unless such Confidential Information is necessary for the conduct of the ongoing business of either Party. Notwithstanding termination of this Agreement, the confidentiality obligations of the Parties pursuant to this Section 7 shall continue for two (2) years after the disclosure of Confidential Information.

  8. TERM AND TERMINATION

     8.1 TERM

     This Agreement shall have a term of five (5) years from the date hereof, unless otherwise mutually agreed, and may thereafter be extended by mutual agreement of the Parties. Megatel's obligation to pay the Royalty Fees shall survive the expiration of the term of this Agreement.


--------------------------------------------------------------------------------

     8.2 TERMINATION BY BCI

     BCI may, at its option, terminate this Agreement by giving written notice to Megatel in any of the following events, namely:

     (a) a material breach by Megatel of any material obligations contained in this Agreement which has not been cured within thirty (30) Business Days after written notice thereof to Megatel specifying the breach and requiring such remedy;

     (b) the insolvency or bankruptcy of Megatel or the making of an assignment for the benefit of creditors, or the appointment of a trustee or receiver and manager or liquidator for Megatel or for all or a substantial part of its property, or the commencement of a bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against Megatel under the laws of any jurisdiction;

     (c)  Megatel ceases to conduct its business in the normal course;

     (d) all or substantially all of Megatel's assets are sold, or otherwise disposed of;

     (e)  the License is terminated for any reason; or

     (f) Megatel has made or will make any payments, loans or gifts of any money or anything of value, or has authorized, offered or promised to do any of the foregoing, directly or indirectly to or for the use or benefit of: (i) any official or employee of the Government of Brazil or any department agency or instrumentality thereof; (ii) any political party or official or candidate thereof; or (iii) to any other Person either for an advance or reimbursement knowing or having reason to believe that any part of such payment, loan or gift will be directly or indirectly given or paid by such other person to an individual mentioned in (i) or (ii).

     8.3 TERMINATION BY MEGATEL

     Megatel may, at its option, terminate this Agreement, by giving written notice to BCI in any of the following events, namely:

     (a) a material breach by BCI of any material obligations contained in this Agreement which has not been cured within thirty (30) Business Days after written notice thereof by Megatel specifying the breach and requiring such remedy;

     (b) the insolvency or bankruptcy of BCI or the making of an assignment for the benefit of creditors, or the appointment of a trustee or receiver and manager or liquidator for BCI or for all or a substantial part of its property, or the commencement of a bankruptcy, reorganization,



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                                                                        Page 14
          arrangement, insolvency or similar proceedings by or against BCI under the laws of any jurisdiction;

     (c)  BCI ceases to conduct its business in the normal course;

     (d) all or substantially all of BCI's assets are sold, or otherwise disposed of;

     (e)  the License is terminated for any reason;

     (f) BCI has made or will make any payments, loans or gifts of any money or anything of value, or has authorized, offered or promised to do any of the foregoing, directly or indirectly to or for the use or benefit of:
          (i) any official or employee of the Government of Brazil or any department agency or intrumentality thereof; (ii) any political party or official or candidate thereof; or (iii) to any other Person either for an advance or reimbursement knowing or having reason to believe that any part of such payment, loan or gift will be directly or indirectly given or paid by such other Person to an individual mentioned in (i) or (ii); or

     (g) BCI's consistent failure to provide Consultants to Megatel in accordance with the terms and conditions of duly executed RFS Orders due to circumstances and/or events that are within BCI's control.

     8.4 ROYALTY FEES INCURRED PRIOR TO TERMINATION

     Notwithstanding any termination of this Agreement pursuant to Sections 8.2 and 8.3., Megatel's obligation to pay the Royalty Fees shall survive the termination of this Agreement with respect to amounts of such fees accrued prior to the date of termination.

     8.5 TERMINATION WITHOUT PREJUDICE TO OTHER RIGHTS

     The termination of this Agreement regardless of its cause or its nature shall be without prejudice to any other rights or remedies of either Party without liability to the other Party (except as provided in this Agreement) for any claims, actions, proceedings, costs, charges, losses, damages, demands, liabilities and expenses (collectively "LOSSES") occasioned thereby, and each Party shall remain responsible for its obligations existing immediately prior to the termination.

     8.6 NO RELEASE OF LIABILITY

     The termination of this Agreement for any cause shall not release either Party hereto from any liability which at the time of termination has already accrued to the other Party hereto or which thereafter may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination.



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                                                                        Page 15

9. ASSIGNMENT

No Party may assign its rights and obligations under this Agreement, in whole or in part, except with the prior consent of the other Party, which consent shall not be unreasonably withheld or delayed.

10. WAIVER

     10.1  FAILURE TO EXERCISE NOT TO OPERATE AS WAIVER.

     Except as otherwise expressly provided in this Agreement, no failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by such Party of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

     10.2 WAIVER IN WRITING

     Except as otherwise expressly provided in this Agreement, no waiver of any right hereunder or of any breach or failure to perform shall be effective unless executed in writing.

     10.3 NO DEEMED WAIVER

     The waiver of any right hereunder or of any failure to perform or breach hereof shall not constitute or be deemed as a waiver of any other right hereunder or of any other failure to perform or other breach hereof, whether of a similar or dissimilar nature thereto.

11. NOTICES

Any notice or communication which shall be given under this Agreement shall be made in writing in the English language, and given by telecopier, with an original sent by courier, addressed to a Party at its telecopier number and address set forth below, or such other telecopier number and/or address for such Party as shall have been communicated by it to the other Party in accordance with this Section 11. Any notice or other communication shall be deemed to have been received on the date of transmission but only if a confirmation of the receipt by the recipient of the telecopier appears correctly at the end of the sender's telecopy.



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                                                                        Page 16

     If to BCI:

                  Bell Canada International Inc.
                  1000 de La Gauchetiere St. West
                  Suite 1100
                  Montreal, Quebec
                  H3B 4Y8

                  Telecopier No.: (514) 392-2342
                  Attention: Vice-President, Law and Corporate Secretary

     If to MEGATEL:

                  MEGATEL DO BRASIL S.A.
                  Avn. Luis Carlos Berrini, 550, 8th floor, suite 82, Sao Paulo, SP
                  Brazil

                  Telecopier No.: 55-11-5509-1583
                  Attention: Chief Executive Officer


 12. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of Brazil without giving effect to any choice of conflict of law rules.

 13. DISPUTE RESOLUTION

     13.1 PROCEDURE

     In the event of a dispute among BCI and Megatel arising under or in connection with this Agreement, including a dispute over whether there has been a material breach to this Agreement, the following shall apply;

     (a) They shall use their good faith efforts to settle such dispute. To this end, each Party may notify the other Party of its desire to initiate the procedure contemplated by this Section 18, whereupon the other Party shall forthwith convene to attempt to resolve such disputes through amicable and good faith discussions. Disputes which the Parties are unable to resolve through such discussions within thirty (30) days following receipt of the notice referred to in this
          Section 13.1(a), shall upon the request of either Party, be submitted to a panel consisting of designees from the chief executive officers of BCI and Megatel. The designees shall consult and negotiate with each other in good faith in an effort to reach a just and equitable solution.


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                                                                        Page 17

     (b)  If the designees do not reach a solution within a period of thirty
          (30) days following the beginning of their consultations and negotiations, any Party may treat the same as an arbitrable dispute by giving notice to the other Party, in which case the dispute shall be submitted to a final and binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce excluding any such rules relating to the posting of security for costs (the "RULES").

     13.2 ARBITRATION

     (a) The arbitral tribunal shall consist of three (3) arbitrators. One arbitrator shall be appointed by each side and the third shall be selected by the two party-appointed arbitrators or, failing agreement, by the International Chamber of Commerce, in accordance with the Rules.

     (b) The arbitration shall be held in the English language. The proceedings shall be conducted, and any arbitral award shall be made, in the city of New York, New York, in the United States. The Parties agree that the obligations, herein are "commercial" and that the New York Convention on Recognition and Enforcement of Foreign Arbitral Awards is applicable or, if such convention has not then been ratified by Brazil, the Inter-American Convention on International Commercial Arbitration shall also apply. The prevailing Party shall be entitled to recover from the other Party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.

     (c) Any decision or award of the arbitral tribunal shall be final and binding upon the Parties. The Parties hereby waive to the extent permitted by law any rights to appeal or to review of such award by any court or tribunal. The arbitral award may be enforced against the Parties or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

     (d) To the extent that each Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement.



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                                                                        Page 18

     14. ENTIRE AGREEMENT; ORAL EXPLANATION AMENDMENTS

     This Agreement and its Schedules together with the Technical Services Agreement, the Secondment Agreement and the Shareholders' Agreement constitute the entire agreement of the Parties hereto with respect to the subject matter covered herein and supersedes all prior understandings, and agreements. No oral explanation or oral information by any of the Parties shall alter the meaning or interpretation of this Agreement. No amendment hereto shall be effective or binding on any of the Parties unless reduced to writing with specific reference to this Agreement, and executed by the respective duly authorized representatives of each of such Parties.

     15. SEVERABLITY

     The invalidity or unenforceability of any provision, in whole or in part, of this Agreement shall not in any way affect the validity or enforceability of any other parts or provisions thereof, provided, however, that the Parties hereto shall use their reasonable efforts to achieve the purpose of the invalid or unenforceable provision or part thereof by a new valid and enforceable stipulation.

     16. LANGUAGE

     The English version of this Agreement is the only authentic version thereof and it shall determine the construction, interpretation, application and performance of this Agreement.

     17. RELATIONSHIP OF THE PARTIES

     No Party has the power or authority to legally bind the other Party. Nothing herein shall be construed as authorizing any Party to act as an agent or representative of the other Parties and nothing herein shall be taken to constitute or create a partnership, an agency or a joint venture among any of the Parties.

     18. RIGHTS AND REMEDIES

     All rights and remedies provided for in this Agreement are in addition to, and not exclusive of, any other rights or remedies otherwise available at law or in equity.

     19. COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which taken together shall constitute one and the same complete and executed agreement.

     20. FURTHER ASSURANCES

      Each of the Parties hereto shall cooperate with the other and execute and deliver to the other such instruments and documents and take such other actions as may reasonably be requested from time to time in order to carry out, evidence and confirm their respective rights and the intended purpose of this Agreement.



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                                                                        Page 19

     21. CONSENTS

     Megatel shall obtain at its own cost all licenses, permits or consents which may be required by Megatel in order for BCI to be free to provide or make available the Services.

     22. EXPENSE

     Each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.


     IN WITNESS WHEREOF, the Parties have signed and delivered this Agreement on the day and year set forth above.




BELL CANADA INTERNATIONAL INC.            MEGATEL DO BRAZIL S.A.


BY:                                       BY:
   -----------------------                   -----------------------
NAME:                                     NAME:
TITLE:                                    TITLE:


                                          BY:
                                             -----------------------
                                          NAME:
                                          TITLE:

WITNESS:                                  WITNESS:
        -----------------------                   -----------------------





--------------------------------------------------------------------------------

                                   SCHEDULE A

     Know-How and Technical Data to be provided by BCI shall relate to the following matters:

     A) NETWORK PLAN

           (i) Network planning and design

               o Identification of network evolution plans (multimedia, broadband services, etc.);

               o    Preparation of long term network architecture;

               o Preparation of on-going requirements for switch, access, transport;

               o    Analysis of evolution of operations support systems;

               o Preparation of request for quotations for new network requirements (multimedia, broadband services, etc.);

               o    Analysis of supplier responses;

               o    Input in negotiation of supplier contracts;

               o    Preparation of network design;

               o    Release of equipment orders;

               o    Analysis of overall network and systems survivability;

               o    Development of emergency procedures (network & systems);

          (ii) Radio Frequency Plan

               o    Analysis and Recommendation of spectrum requirements;

               o    Identify potential cellSite locations;

               o    Negotiation of leases;

               o    Monitoring of civil work;

         (iii) Switch Sites

               o    Finalization of specific switch sites leases;

               o    Negotiation of lease arrangements;

               o    Development of site modification plans;

               o    Solicitation of bids for modifications;

               o    Monitoring of site modifications;

          (iv) Transport

               o    Identification of multimedia and broadband service needs

               o Identification of transport route plans for cable/ fiber facilities, if any;

               o    Acquisition of rights-of-way;

            v) Network Acceptance Process

               o    Development of acceptance process;

               o    Implementation of acceptance procedures;

           vi) Project Management

               o    Establishment of the project implementation program;

               o    Provision of guidance on project management;

               o    Coordination of the training program;


     B) INFORMATION TECHNOLOGY

               o Evaluation of long term requirements to incorporate multimedia and broadband service;

               o Preparation of corporate management information systems plan;

               o    Evaluation of business support systems;

               o    Evaluation of billing application;

               o    Evaluation of customer care application;

               o    Evaluation of network management systems;

               o    Preparation and evaluation of request for quotations;

               o    Review of installation & acceptance.

                                                                  EXECUTION COPY



                              SECONDMENT AGREEMENT


                           MADE AND ENTERED INTO AS OF


                                          , 1999
                                 ---------

                                     BETWEEN


                          BELL CANADA INERNATIONAL INC.


                                       AND


                             MEGATEL DO BRASIL S.A.

                                TABLE OF CONTENTS

1.  DEFINITIONS ..............................................................4
2.  SUPPLY OF SECONDEES ......................................................6
         2.1     Supply of Secondees .........................................6
         2.2     RFS .........................................................6
         2.3     BCI Response ................................................7
         2.4     Selection of Secondees ......................................7
         2.5     Compensation Payable to Secondees ...........................7
         2.6     Employment Offers ...........................................7
         2.7     Employment Contract .........................................7
         2.8     Benefits Programs ...........................................7
         2.9     Currency Exchange Fluctation Protection .....................7
         2.10    Tax Equalization Policy .....................................8
         2.11    Service Term ................................................8
         2.12    Qualifications of Secondees .................................8
         2.13    Employment Relationship .....................................8
         2.14    Management of Secondees .....................................8
         2.15    Consultant Status ...........................................8
         2.16    Degree of Care ..............................................8
         2.17    Discipline and Dismissal ....................................9
         2.18    Compensation upon Termination ...............................9
         2.19    Substitution ................................................9
3. COSTS .....................................................................9
         3.1     Out of Pocket Costs .........................................9
         3.2     Examination of Out of Poct Costs ............................9
4. TAXES ....................................................................10
         4.1     Payments Free and Clear of Taxes ...........................10
         4.2     Tax Payments by Megatel ....................................10
         4.3     Reimbursement by Megatel ...................................10
         4.4     Stamp Duties, Documentary Taxes and Levies .................10
         4.5     Tax Benefit ................................................10
         4.6     Tax Structure ..............................................11
5. PAYMENT TERMS ............................................................11
         5.1     Invoices ...................................................11
         5.2     Interest ...................................................11
         5.3     Currency ...................................................11
6. DELIVERABLES AND INTELLECTUAL PROPERTY ...................................11
         6.1     Ownership ..................................................11
         6.2     Enhancements ...............................................12
         6.3     License to Use Deliverables and Enhancements ...............12
         6.4     No Transfer of Rights ......................................12
7. CONFIDENTIAL INFORMATION .................................................12
         7.1     Confidentiality Obligation .................................12
         7.2     Use of Confidential Information ............................12
         7.3     Further Undertakings .......................................13
         7.4     Non-Confidential Information ...............................13
         7.5     Compelled Disclosure .......................................13
         7.6     Return of Information ......................................13
8. ADDITIONAL RESPONSIBILITIES OF MEGATEL ...................................13
9. TERM AND TERMINATION .....................................................14
         9.1     Term .......................................................14
         9.2     Termination by BCI .........................................14
         9.3     Termination by Megatel .....................................15

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                                                                          Page 2



     9.4   Out of Pocket Costs Incurred Prior to Termination .............   15
     9.5   Termination Without Prejudice to Other Rights .................   15
     9.6   No Release of Liability .......................................   16
10. ASSIGNMENT ...........................................................   16
11. WAIVER ...............................................................   16
     11.1  Failure to Exercise not to Operate as Waiver...................   16
     11:2  Waiver in Writing..............................................   16
     11.3  No Deemed Waiver...............................................   16
12. NOTICES ..............................................................   16
13. GOVERNING LAW ........................................................   17
14. DISPUTE RESOLUTION ...................................................   17
     14.1  Procedure .....................................................   17
     14.2  Arbitration ...................................................   18
15. ENTIRE AGREEMENT, ORAL EXPLANATION, AMENDMENTS .......................   18
16. NON-SOLICITATION .....................................................   19
17. SEVERABILITY .........................................................   19
18. LANGUAGE .............................................................   19
19. RELATIONSHIP OF THE PARTIES ..........................................   19
20. RIGHTS AND REMEDIES ..................................................   19
21. COUNTERPARTS .........................................................   19
22. FURTHER ASSURANCES ...................................................   19
23. CONSENTS .............................................................   19
24. EXPENSES .............................................................   20
25. THIRD-PARTY BENEFICIARY RIGHTS .......................................   20

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                                                                          Page 3

SECONDMENT AGREEMENT made and entered into as of ________, 1999 between Bell Canada International Inc. ("BCI"), a corporation organized under the laws of Canada, having its principal office at 1000, rue de La Gauchetiere Ouest, Bureau 1100, Montreal (Quebec) Canada H3B 4Y8, and Megatel do Brasil S.A. ("Megatel"), a sociedade anonima organized under the laws of Brazil, having its registered office at AV. Luis Carlos Berrini, 550, 8th Floor, suite 82, in the city and state of Sao Paulo, Brazil, registered with the Brazilian Registry of Legal Entities (CNPJ) no 02.629.188/0001-67 (each a "Party" and collectively the "Parties").

WHEREAS Megatel has been awarded a regional operating license (the "License") to provide fixed telephone services in the state of Sao Paulo, Brazil (the "Territory") and has entered into an agreement with the Brazilian Government setting out the terms of authorization in respect thereof;

WHEREAS BCI has acquired certain experience, Know-How (as defined herein), Intellectual Property (as defined herein), trained personnel and other capabilities in respect of high technology telecommunications engineering, information technology and other matters related to the implementation, expansion, enhancement, operation and maintenance of telecommunications systems and services;

WHEREAS the Parties will concurrently enter into as of the date hereof a Know-How Transfer and Technical Services Agreement (the "Know-How Agreement") pursuant to which BCI will, among other things, transfer to Megatel Know-How to provide Megatel with a competitive advantage over other telecommunications operators in the Territory;

WHEREAS the Parties have entered into a Technical Services Agreement pursuant to which BCI has and will make available to Megatel consultants to provide services to Megatel to facilitate the transfer of Know-How to Megatel; and

WHEREAS the Parties desire to enter into this Agreement for the purpose of making available to Megatel and its employees, Secondees (as defined herein) to facilitate the transfer of Know-How to Megatel.

NOW, THEREFORE, the Parties hereto agree as follows:

1. DEFINITIONS

In this Agreement, unless the context otherwise requires, the following terms shall have the meaning set opposite, namely:

"Agreement"                        This Agreement, including its recitals and
                                   schedules, as amended from time to time;

"BCI"                              has the meaning ascribed thereto in the
                                   introductory paragraph;

"BCI GROUP COMPANY"                includes, without limitation, any individual,
                                   firm, corporation, company, joint venture, association, trust, partnership or other entity, now or hereafter existing, that directly or indirectly

--------------------------------------------------------------------------------
                                                                          Page 4
                                   controls, is controlled by or is under common control with, BCI. For the purposes of this definition "Control" shall mean that one entity holds or is beneficially entitled to, hold, directly or indirectly, other than by way of security interest only, more than twenty-five percent (25%) of the voting rights of the other entity and "controlled" has a corresponding meaning;

"BCI PROPRIETARY RIGHTS"           has the meaning ascribed thereto in Section
                                   6.1;

"BUSINESS DAY"                     Any day on which banks in Rio de Janeiro,
                                   Brazil, and Montreal; Quebec, Canada, are authorized or required by law to be open to transact business;


"CONFIDENTIAL                      Any information, material and data of a
INFORMATION"                       confidential nature furnished orally, in any
                                   written, graphic, electronic, magnetic or other tangible form including (but not limited to) technical, financial and business information and models, names of customers or partners (whether potential or existing), proposed business deals, corporate strategies, reports, plans, market and/or financial projections and other data, of or relating to a Party other than the information listed in Section 7.4;

"DELIVERABLES"                     Any written summary of results or
                                   recommendations or any other data or data files, information or materials whether in written, electronic or magnetic form, provided to Megatel pursuant to the services performed by the Secondees under this Agreement, excluding all software or software licenses, unless purchased by Megatel;

"ENHANCEMENT"                      has the meaning ascribed thereto in Section
                                   6.2;

"INTELLECTUAL PROPERTY"            has the meaning ascribed thereto in the
                                   Know-How Agreement;

"Know-How"                         has the meaning ascribed thereto in the
                                   Know-How Agreement;

"KNOW-HOW                          has the meaning ascribed thereto in the
AGREEMENT"                         recitals;

"LICENSE"                          has the meaning ascribed thereto in the
                                   recitals;

"MEGATEL"                          has the meaning ascribed thereto in the
                                   introductory paragraph;

"OUT OF POCKET COSTS"              has the meaning ascribed thereto in Section
                                   3.1;

"Party"                            has the meaning ascribed thereto in the
                                   introductory paragraph;

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
"PERSON" includes, without limitation, any individual, firm, company, association, partnership, joint venture, trust, investment company, pension fund or investment fund, or other entity, or any government or any ministry, department or agency thereof;

"RECEIVING' PARTY"                 has the meaning ascribed thereto in Section
                                   7.1;

"REPRESENTATIVE"                   means with respect to each Party, any
                                   authorized director, officer, employee,
                                   consultant, advisor or agent of such Party;

"RFS"                              has the meaning ascribed thereto in Section
                                   2.2;

"RULES"                            has the meaning ascribed thereto in Section
                                   14.1;

"SECONDEE(S)"                      Person(s) who are hired by Megatel under this
                                   Agreement to work in Brazil for a period or period(s) exceeding six (6) months in any calendar year;

"SHAREHOLDERS"                     has the meaning ascribed thereto in Section
                                   6.3;

"TAX BENEFIT"                      has the meaning ascribed thereto in Section
                                   4.5;

"TAX EQUALIZATION                  has the meaning ascribed thereto  in Section
POLICY"                            2.10;

"TAXES"                            has the meaning ascribed thereto in Section
                                   4.1; and

"TERRITORY"                        has the meaning ascribed thereto in the
                                   recitals.

The singular includes the plural and vice versa. Reference to one gender includes reference to the other gender.

References herein to sections and schedules shall be taken as referring to sections and schedules to this Agreement. Headings to sections are for ease of reference only and shall not affect the construction or interpretation of this Agreement.

2.    SUPPLY OF SECONDEES

2.1   SUPPLY OF SECONDEES

Subject to the terms and conditions of this Agreement, BCI shall provide from time to time Secondees as shall be reasonably requested by Megatel by its Chief Executive Officer (or any other authorized Representative).

2.2   RFS

To request a Secondee under this Agreement, Megatel shall submit a request for services (an "RFS") substantially in the form of Schedule A, specifying the required experience and

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                                                                          Page 6
skills of such Secondee, and such other information as set out in Schedule A Megatel shall complete a specific RFS for each Secondee requested. BCI agrees to use reasonable efforts to meet any reasonable RFS submitted by Megatel.

2.3   BCI RESPONSE

As soon as reasonably possible from the receipt by BCI of the RFS but in no event later than fifteen (15) days from such receipt, BCI shall provide Megatel with a list of potential candidates to fill the RFS along with such candidates' qualifications and availability.

2.4   SELECTION OF SECONDEES

Megatel shall participate in the selection of all Secondees and shall approve the engagement of each Secondee.

2.5   COMPENSATION PAYABLE TO SECONDEES

The compensation to be paid to the Secondees shall be as agreed between Megatel, BCI and the Secondee and may include the elements described in the Expatriate Compensation Guidelines approved by Megatel's Board of Directors.

2.6   EMPLOYMENT OFFERS

Once the terms and conditions of a Secondee's employment with Megatel have been agreed to by the Parties, BCI will be mandated to make employment offers to the Secondees within such terms and conditions.

2.7   EMPLOYMENT CONTRACT

The Secondee's compensation, date of commencement and other terms and conditions of employment shall be reflected in an employment contract between Megatel and each Secondee.

2.8   BENEFITS PROGRAMS

For certain administrative purposes relating to the participation in certain benefits programs administered by BCI and/or the BCI Group Companies, each Secondee will maintain a contractual relationship with BCI. To the extent any Secondee is covered by the benefits programs referred to in the preceding sentence, BCI shall identify to Megatel such programs and Megatel shall not be required to provide such or substantially similar benefits to such Secondee.

2.9   CURRENCY EXCHANGE FLUCTUATION PROTECTION

Megatel agrees that it will provide Secondees with some measure of protection against currency exchange fluctuations in the event employment income paid in Brazil cannot be repatriated on a regular basis.

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
2.10  TAX EQUALIZATION POLICY

Secondees supplied to Megatel will be covered by the BCI tax equalization policy (the "TAX EQUALIZATION POLICY") a copy of which has been provided to Megatel and which Megatel hereby agrees to adopt. Megatel will be responsible to deduct the Canadian-based hypothetical taxes, to administer the sums withheld and to remit taxes on a timely basis to the Brazilian and the Canadian tax authorities. BCI will provide guidance and support to Megatel, interpret the Tax Equalization Policy, communicate the impact of the Tax Equalization Policy to Secondees, calculate the Canadian-based hypothetical tax and coordinate the filing of the Canadian income tax returns.

2.11  SERVICE TERM

The service term of each Secondee shall be for more than six (6) consecutive months in any calendar year up to a maximum of three (3) years, unless agreed otherwise, which term may be renewed by mutual agreement.

2.12  QUALIFICATIONS OF SECONDEES

All Secondees supplied by BCI shall be qualified and shall have substantial experience performing the tasks (or substantially similar tasks) for which such Secondees are engaged by Megatel. BCI shall use its reasonable efforts to make available to Megatel the best individuals available for the positions requested.

2.13  EMPLOYMENT RELATIONSHIP

Each Secondee shall become an employee of Megatel and his or her compensation shall be paid by Megatel directly in Reais unless otherwise agreed. Megatel shall provide BCI, on a monthly basis, with payroll information regarding each Secondee.

2.14  MANAGEMENT OF SECONDEES

Each Secondee shall be managed by Megatel, shall perform such duties at such times and at such places as Megatel may from time to time reasonably require, shall carry out such reasonable directions as may be given to him or her from time to time by Megatel and shall act in accordance with and subject to the reasonable instructions of Megatel.

2.15  CONSULTANT STATUS

Until such time as the requisite visas have been issued and employment contracts have been executed, any Person seconded to Brazil by BCI to render services under this Agreement shall be considered a Consultant as such term is defined in the Technical Services Agreement executed of even date herewith.

2.16  DEGREE OF CARE

Megatel shall exercise the same degree of care in respect of each Secondee as with other employees of Megatel and, in any event, no less than the degree of care required by any applicable laws of Brazil. Megatel shall ensure that the working environment of each



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
Secondee complies with applicable Brazilian laws (including without limitation health and safety laws) and reasonable business practices.

2.17  DISCIPLINE AND DISMISSAL

Subject to applicable Brazilian laws, Megatel may at any time dismiss any Secondee for cause and may require that a Secondee leave any premises owned or occupied by it.

2.18  COMPENSATION UPON TERMINATION

In the event Megatel terminates the employment of a Secondee pursuant to Section 2.17, Megatel shall be responsible for all compensation up to the date of termination, including, as the case may be, any relevant portion of agreed upon performance and completion bonuses as well as any severance payment required by applicable law. In addition, Megatel shall be responsible for all reasonable out of pocket expenses necessary for the Secondee to return to his or her point of origin.

2.19  SUBSTITUTION

If any Secondee ceases to provide services to Megatel during the duration of the secondment in accordance with Section 2.17, or if any such Person is unable due to illness, accident or other incapacity to perform his duties, BCI shall, if requested by Megatel, provide a substitute for such Person in accordance with the terms hereof.

3.    COSTS

3.1   OUT OF POCKET COSTS

Megatel shall reimburse BCI for any pre-authorized business expenses incurred by BCI in procuring Secondees on behalf of Megatel, and for the cost of any benefits paid by BCI in accordance with Section 2.8 of this Agreement plus overhead recovery costs equal to fifteen percent (15%) of such costs and expenses (collectively the "OUT OF POCKET COSTS").

3.2   EXAMINATION OF OUT OF POCKET COSTS

Megatel shall have the right at reasonable times on reasonable notice during usual business hours, and at its sole cost and expense (except that if discrepancies are found in any such audit that exceed 10% of the total amount of Out of Pocket Costs reimbursed during the period subject to such audit, all costs and expenses of such audit shall be borne by BCI), to audit, examine and make copies and extracts from the books and records of BCI relating to all Out of Pocket Costs for which reimbursement is sought under this Agreement. Such right may be exercised by Megatel though any agent, employee or independent auditor designated by Megatel. Such information shall be treated in accordance with the provisions of Section 7.



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                                                                          Page 9

4.    TAXES

4.1   PAYMENTS FREE AND CLEAR OF TAXES

All amounts payable hereunder by Megatel to BCI shall be paid by Megatel free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on BCI's net income, assets or capital by the jurisdiction under the laws of which it is organized or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

4.2   TAX PAYMENTS BY MEGATEL

Should any Taxes be levied on BCI by the Brazilian tax authorities, payment for such Taxes shall be the responsibility of and be paid by Megatel directly to the appropriate tax authority on behalf of BCI unless contested in good faith by Megatel, and these payments by Megatel shall not reduce the amounts payable to BCI pursuant to this Agreement. Within thirty (30) days after the date of any payment of Taxes, Megatel shall furnish to BCI, at its address referred to in
Section 12, the original receipt of payment thereof or a certified copy of such receipt evidencing payment thereof.

4.3   REIMBURSEMENT BY MEGATEL

In the event that BCI is required by law to make such payments for Taxes directly to the Brazilian tax authorities, Megatel shall, subject to Brazilian law, reimburse BCI for such payments within thirty (30) days from the date of BCI's invoice. Such reimbursement shall not be reduced by any Taxes and shall not reduce the amounts otherwise payable to BCI pursuant to this Agreement.

4.4   STAMP DUTIES, DOCUMENTARY TAXES AND LEVIES

Megatel shall pay all stamp duties, documentary taxes, charges or similar levies imposed by the Brazilian tax authorities or any state or subdivision thereof that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement.

4.5   TAX BENEFIT

If BCI is able to reasonably claim a tax benefit (a "TAX BENEFIT") in computing its income tax liability under the Income Tax Act (Canada) or under the tax statutes of any relevant provincial jurisdiction in Canada or any other jurisdiction by reason of any Taxes withheld on any payments made by Megatel to BCI pursuant to the terms of this Agreement, BCI shall use reasonable efforts to obtain promptly such Tax Benefit. BCI shall, within thirty (30) days of receiving the Tax Benefit from a reduced final tax payment, pay to Megatel the amount of the Tax Benefit received by BCI. Nothing in this Section shall interfere with the right of BCI to arrange its tax affairs in whatever manner it deems fit.


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
4.6   TAX STRUCTURE

The Parties shall jointly determine the most tax-efficient means of accomplishing the objectives of this Agreement. In the event that the Parties determine that a more tax efficient structure may be implemented, the Parties shall negotiate in good faith to amend this Agreement to implement such new structure as promptly as practicable.

5.    PAYMENT TERMS

5.1   INVOICES

BCI shall submit to Megatel on a monthly basis invoices for the Out of Pocket Costs in U.S. dollars. Such invoices shall describe the Out of Pocket Costs incurred with supporting documentation as reasonably requested by Megatel to comply with accounting procedures and other requirements of Megatel as well as the place and manner of payment.

5.2   INTEREST

Unless disputed in good faith, all Out of Pocket Costs payable under this Agreement, if not paid within forty (45) Days of the date of the invoice, shall bear interest on the outstanding amount(s) from the date of the invoice or their due date (whichever date is the latest) until paid at a rate per annum, compounded annually, equal to LIBOR plus two hundred (200) basis points.

5.3   CURRENCY

Unless otherwise agreed in writing between BCI and Megatel, the compensation with respect to the Out of Pocket Costs shall be paid in full by Megatel to BCI in U.S. dollars. All Out of Pocket Costs incurred in currencies other than U.S. dollars shall be converted into U.S. dollars using the average of the appropriate Bank of Canada closing exchange rates for the month in which the Out of Pocket Costs were incurred.

6.    DELIVERABLES AND INTELLECTUAL PROPERTY

6.1   OWNERSHIP

Megatel shall own all right, title and interest in and to any Deliverable prepared by any Secondee and furnished to Megatel in connection with the provision of Services; provided that the foregoing right, title and interest shall not include: (i) methods, techniques and concepts and all related Intellectual Property of BCI or any of the BCI Group Companies and (ii) other materials previously created by BCI or any BCI Group Company (the "BCI Proprietary Rights"), all of which shall be owned by BCI or the relevant BCI Group Company and shall be treated as confidential information pursuant to the Provisions of Section 7. BCI hereby grants Megatel a license to use such BCI Proprietary Rights on a non-exclusive, perpetual and royalty free basis for the purpose of carrying on the Business. Megatel shall not have the right to assign this license to any other Person other than its affiliates, in accordance with the provisions hereof and subject to such affiliates being bound by the same undertaking not to assign this right.



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6.2   ENHANCEMENTS

Any processes, concepts, techniques, uses, designs, applications, methods, improvements, enhancements and modifications directly based on or directly created using the BCI Proprietary Rights (the "ENHANCEMENTS"), that are discovered or developed by or on behalf of Megatel shall be the exclusive property of Megatel.

6.3   LICENSE TO USE DELIVERABLES AND ENHANCEMENTS

Megatel hereby grants each of BCI, SLI Wireless S.A., Qualcomm Incorporated and VeloCom, Inc. (the "Shareholders"), a license to use the Deliverables and Enhancements on a non-exclusive and royalty free basis for as long as such Shareholder is a shareholder (directly or indirectly) of Megatel; provided, however that the use by a Shareholder of the Deliverables and Enhancements may continue if such use began prior to such Shareholder ceasing to be a shareholder (directly or indirectly) of Megatel. The Shareholders shall not have the right to assign this license to any other Person other than their affiliates, in accordance with the provisions hereof and subject to such affiliates being bound by the same undertaking not to assign this right. The Shareholders further agree that they (and their affiliates) shall not use the Deliverables and Enhancements in connection with a business that competes with the Business.

6.4   NO TRANSFER OF RIGHTS

No term or condition in this Agreement shall be construed as involving software development or to be a transfer by BCI, the BCI Group Companies or Megatel of licenses, patents, trademarks or technology which could give rise to royalty payments. Any software development requested by BCI or Megatel or any transfer of Intellectual Property rights shall be dealt with in separate agreements.

7.    CONFIDENTIAL INFORMATION

7.1   CONFIDENTIALITY OBLIGATION

Each Party (the "RECEIVING PARTY") shall for two (2) years from the date of receipt of Confidential Information from the disclosing Party, retain in confidence all such Confidential Information disclosed pursuant to activities carried on in providing the Secondees under this Agreement and shall treat such Confidential Information with the same degree of care as it employs for the protection of its own Confidential Information (and in any event, with reasonable care).

7.2   USE OF CONFIDENTIAL INFORMATION

The Receiving Party shall not, nor shall it permit any of its Representatives to, without the written consent of the other, which consent shall not unreasonably be withheld or delayed, use any Confidential Information of the other for any purpose other than the purposes contemplated hereunder, or disclose any Confidential Information of the other to any third party, except to its Representatives with a need to know for purposes of this Agreement or for the conduct of each Party's Business, including any financing to the extent necessary to obtain such financing, and after such Representatives have been



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
directed by the Receiving Party to treat such Confidential Information in accordance with the terms of this Section 7 and provided further that no Party shall use any such Confidential Information to the detriment of each other.

7.3   FURTHER UNDERTAKINGS

Each Party also agrees to enter into such further undertakings of confidentiality as may reasonably be required by the other Party.

7.4   NON-CONFIDENTIAL INFORMATION

Confidential Information shall not include any information that:

(a) is or comes into the public domain other than as a result of a disclosure directly or indirectly by the Receiving Party in breach of this Agreement;

(b) the Receiving Party can demonstrate was known to it prior to the disclosure thereof by the disclosing Party;

(c) or becomes generally available to such Receiving Party on a non-confidential basis from a source other than the disclosing Party, provided that such source is not known by such Receiving Party to be bound by any confidentiality obligation with respect to such information.

7.5   COMPELLED DISCLOSURE

This Section 7 shall not restrict the disclosure of any Confidential Information by either Party as required by law, the rules of any recognized securities exchange, any court of competent jurisdiction, any governmental or regulatory authority, including any taxation authority or broadcasting or securities regulatory authority, but only after written notice of such disclosure requirement has been given, to the extent practicable, by such Party to the disclosing Party, (it being understood and agreed that only one such notice shall be required in respect of continuous disclosure requirements).

7.6   RETURN OF INFORMATION

Upon the expiration or early termination of this Agreement, each Party shall return all such Confidential Information to the other Party unless such Confidential Information is necessary for the conduct of the on-going business of either Party. Notwithstanding termination of this Agreement, the confidentiality obligations of the Parties pursuant to this Section 7 shall continue for two (2) years after the disclosure of Confidential Information.

8.    ADDITIONAL RESPONSIBILITIES OF MEGATEL

In addition to its obligations under this Agreement, Megatel shall at no cost to
BCI:

(a) provide all reasonable secretarial, office, telecommunications, and other business facilities required by the Secondees for the performance of their duties under this Agreement;



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
(b) obtain, or assist BCI from time to time in obtaining, the visas and/or work permits and such other necessary Brazilian government permissions required to enable the Secondees and their families to enter and work in Brazil and allow payment outside Brazil of the fees in connection thereto;

(c) use reasonable efforts to assist the Secondees and their families, if requested, in satisfying the documentary requirements that may arise from importing and exporting their Personal effects. Megatel shall also provide general assistance to the Secondees and their families in settling in Brazil; and

(d) register this Agreement and all of its subsequent amendments with the appropriate authorities (if legally required) and advise BCI of the date of registration. Megatel will seek and obtain (as applicable) the approval of this Agreement by all relevant Brazilian authorities.

9.    TERM AND TERMINATION

9.1   TERM

This Agreement shall have a term of five (5) years from the date hereof unless otherwise mutually agreed, and may thereafter be extended by mutual agreement of the Parties.

9.2   TERMINATION BY BCI

BCI may, at its option, terminate this Agreement by giving written notice to Megatel in any of the following events, namely:

(a) a material breach by Megatel of any material obligations contained in this Agreement which has not been cured within thirty (30) Business Days after written notice thereof to Megatel specifying the breach and requiring such remedy;

(b) the insolvency or bankruptcy of Megatel or the making of an assignment for the benefit of creditors, or the appointment of a trustee or receiver and manager or liquidator for Megatel or for all or a substantial part of its property, or the commencement of a bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against Megatel under the laws of any jurisdiction;

(c)   Megatel ceases to conduct its business in the normal course;

(d) all or substantially all of Megatel's assets are sold, or otherwise disposed of

(e)   the License is terminated for any reason; or

(f) Megatel has made or will make any payments, loans or gifts of any money or anything of value, or has authorized, offered or promised to do any of the foregoing, directly or indirectly to or for the use or benefit of: (i) any official or employee of the Government of Brazil or any department agency or intrumentality thereof; (ii) any political party or official or candidate thereof; or (iii) to any other Person either for an advance or reimbursement knowing or having reason to believe that any part of



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      such payment, loan or gift will be directly or indirectly given or paid by such other Person to an individual mentioned in (i) or (ii).

9.3   TERMINATION BY MEGATEL

Megatel may at its option, terminate this Agreement, by giving written notice to BCI in any of the following events, namely:

(a) a material breach by BCI of any material obligations contained in this Agreement which has not been cured within thirty (30) Business Days after written notice thereof by Megatel specifying the breach and requiring such remedy;

(b) the insolvency or bankruptcy of BCI or the making of an assignment for the benefit of creditors, or the appointment of a trustee or receiver and manager or liquidator for BCI or for all or a substantial part of its property, or the commencement of a bankruptcy, reorganization, arrangement, insolvency or similar proceedings by or against BCI under the laws of any jurisdiction;

(c)   BCI ceases to conduct its business in the normal course;

(d) all or substantially all of BCI's assets are sold, or otherwise disposed of;

(e)   the License is terminated for any reason; or

(f) BCI has made or will make any payments, loans or gifts of any money or anything of value, or has authorized, offered or promised to do any of the foregoing, directly or indirectly to or for the use or benefit of: (i) any official or employee of the Government of Brazil or any department agency or intrumentality thereof; (ii) any political party or official or candidate thereof; or (iii) to any other Person either for an advance or reimbursement knowing or having reason to believe that any part of such payment, loan or gift will be directly or indirectly given or paid by such other Person to an individual mentioned in (i) or (ii); or

9.4   OUT OF POCKET COSTS INCURRED PRIOR TO TERMINATION

Notwithstanding any termination of this Agreement, Megatel's obligation to pay the Out of Pocket Costs incurred to the date of termination shall survive the termination of this Agreement with respect to Megatel's obligations and responsibilities hereunder incurred prior to the date of termination.

9.5   TERMINATION WITHOUT PREJUDICE TO OTHER RIGHTS

The termination of this Agreement regardless of its cause or its nature shall be without prejudice to any other rights or remedies of either Party without liability to the other Party (except as provided in this Agreement) for any claims, actions, proceedings, costs, charges, losses, damages, demands, liabilities and expenses (collectively "LOSSES") occasioned thereby, and each Party shall remain responsible for its obligations existing immediately prior to the termination.



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9.6   NO RELEASE OF LIABILITY

The termination of this Agreement for any cause shall not release either Party hereto from any liability which at the time of termination has already accrued to the other Party hereto or which thereafter may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated herein to survive termination.

10.   ASSIGNMENT

No Party may assign its rights and obligations under this Agreement, in whole or in part, except with the prior consent of the other Party, which consent shall not be unreasonably withheld or delayed.

11.   WAIVER

11.1  FAILURE TO EXERCISE NOT TO OPERATE AS WAIVER

Except as otherwise expressly provided in this Agreement, no failure or delay BY any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by such Party of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

11.2  WAIVER IN WRITING

Except as otherwise expressly provided in this Agreement, no waiver of any right hereunder or of any breach or failure to perform shall be effective unless executed in writing.

11.3  NO DEEMED WAIVER

The waiver of any right hereunder or of any failure to perform or breach hereof shall not constitute or be deemed as a waiver of any other right hereunder or of any other failure to perform or other breach hereof, whether of a similar or dissimilar nature thereto.

12.   NOTICES

Any notice or communication which shall be given under this Agreement shall be made in writing in the English language, and given by telecopier, with an original sent by courier, addressed to a Party at its telecopier number and address set forth below, or such other telecopier number and/or address for such Party as shall have been communicated by it to the other Party in accordance with this Section 12. Any notice or other communication shall be deemed to have been received on the date of transmission but only if a confirmation of the receipt by the recipient of the telecopier appears correctly at the end of the sender's telecopy.


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                                                                         Page 16

     If to BCI:

               Bell Canada International Inc.
               1000 de La Gauchetiere St. West
               Suite 1100
               Montreal, Quebec
               H3B 4Y8

               Telecopier No.: (514)392-2342
               Attention Vice-President, Law and Corporate Secretary

     If to MEGATEL:

               MEGATEL DO BRASIL S.A.
               Avn. Luis Carlos Berrini, 550, 8th floor, suite 82,
               Sao Paulo, SP
               Brazil

               Telecopier No.: 55-11-5509-1583
               Attention: Chief Executive Officer


13. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Brazil without giving effect to any choice of conflict of law rules.

14. DISPUTE RESOLUTION

14.1 Procedure

In the event of a dispute among BCI and Megatel arising under or in connection with this Agreement, including a dispute over whether there has been a material breach to this Agreement, the following shall apply:

(a) They shall use their good faith efforts to settle such dispute. To this end, either Party may notify the other Party of its desire to initiate the procedure contemplated by this Section 14, whereupon the Parties shall forthwith convene to attempt to resolve such disputes through amicable and good faith discussions. Disputes which the Parties are unable to resolve through such discussions within thirty (30) days following receipt of the notice referred to in this Section 14.1(a), shall upon the request of either Party to the dispute, be submitted to a panel consisting of designees from the chief executive officers of BCI and Megatel. The designees shall consult and negotiate with each other in good faith in an effort to reach a just and equitable solution.

(b) If the designees do not reach a solution within a period of thirty (30) days following the beginning of their consultations and negotiations, any Party may treat the same


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
as an arbitrable dispute by giving notice to the other Party, in which case the dispute shall be submitted to a final and binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce excluding any such rules relating to the posting of security for costs (the "RULES").

14.2  ARBITRATION

(a) The arbitral tribunal shall consist of three (3) arbitrators. One arbitrator shall be appointed by each side and the third shall be selected by the two party-appointed arbitrators or, failing agreement, by the International Chamber of Commerce, in accordance with the Rules.

(b) The arbitration shall be held in the English language. The proceedings shall be conducted, and any arbitral award shall be made, in the city of New York, New York, in the United States. The Parties agree that the obligations, herein are "commercial" and that the New York Convention on Recognition and Enforcement of Foreign Arbitral Awards is applicable or, if such convention has not then been ratified by Brazil, the Inter-American Convention on International Commercial Arbitration shall also apply. The prevailing Party shall be entitled to recover from the other Party (as part of the arbitral award or order) its reasonable attorneys' fees and other costs of arbitration.

(c) Any decision or award of the arbitral tribunal shall be final and binding upon the Parties. The Parties hereby waive to the extent permitted by law any rights to appeal or to review of such award BY any court or tribunal. The arbitral award may be enforced against the Parties or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof.

(d) To the extent that each Party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

15. ENTIRE AGREEMENT, ORAL EXPLANATION, AMENDMENTS

This Agreement and its Schedules together with the Know-How Transfer and Technical Services Agreement, the Technical Services Agreement and the Shareholders' Agreement constitute the entire agreement of the Parties hereto with respect to the subject matter covered herein and supersedes all prior understandings, and agreements. No oral explanation or oral information by any of the Parties shall alter the meaning or interpretation of this Agreement. No amendment hereto shall be effective or binding on any of the Parties unless reduced to writing with specific reference to this Agreement, and executed by the respective duly authorized representatives of each of such Parties.



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
16. NON-SOLICITATION

Megatel agrees not to enter into any employment or consulting agreement or arrangement, directly or indirectly, written or verbal with any Secondee hereunder for a period of twelve (12) months following his completion of the secondment, unless authorized in advance by BCI in writing which authorization shall not be unreasonably withheld or delayed.

17. SEVERABILITY

The invalidity or unenforceability of any provision, in whole or in part, of this Agreement shall not in any way affect the validity or enforceability of any other parts or provisions thereof, provided, however, that the Parties hereto shall use their reasonable efforts to achieve the purpose of the invalid or unenforceable provision or part thereof by a new valid and enforceable stipulation.

18. LANGUAGE

The English version of this Agreement is the only authentic version thereof and it shall determine the construction, interpretation, application and performance of this Agreement.

19. RELATIONSHIP OF THE PARTIES

No Party has the power or authority to legally bind any of the other Parties. Nothing herein shall be construed as authorizing any Party to act as an agent or representative of the other Parties and nothing herein shall be taken to constitute or create a partnership, an agency or a joint venture among any of the Parties.

20. RIGHTS AND REMEDIES

All rights and remedies provided for in this Agreement are in addition to, and not exclusive of, any other or remedies otherwise available at law or in equity.

21. COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original but all of which taken together shall constitute one and the same complete and executed agreement.

22. FURTHER ASSURANCES

Each of the Parties hereto shall cooperate with the other and execute and deliver to the other such instruments and documents and take such other actions as may reasonably be requested from time to time in order to carry out, evidence and confirm their respective rights and the intended purpose of this Agreement.

28. CONSENTS

Megatel shall obtain at its own cost all licenses, permits or consents which may be required by Megatel in order for BCI to be free to provide or make available the Secondees.


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
24. EXPENSES

Each Party shall bear its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

25. THIRD-PARTY BENEFICIARY RIGHTS

It is the intention of the Parties to confer third-party beneficiary rights to the Shareholders as provided for in Section 6.3.

IN WITNESS WHEREOF, the Parties have signed and delivered this Agreement on the day and year set forth above.



BELL CANADA INTERNATIONAL INC.          MEGATEL DO BRASIL S.A.

By:                                     By:
   -----------------------------           ----------------------------
Name:                                   Name:

Title:                                  Title:


                                        By:
                                           ----------------------------
                                        Name:

                                        Title:


WITNESS:                                Witness:
        ------------------------                -----------------------



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
                                   SCHEDULE A
                              REQUEST FOR SERVICES

Job Title:
          ----------------------------

Reporting to:
             ---------------------------     --------------------------
             Name                            Title

Brief Description of the Position (or Attach Job Description):

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

Work Location:
              ---------------------------------------

Expected Secondment Start Date: ___\___\___

Duration of Secondment:
                       -------------------------------

Required Experience and Skills:

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

Name of Potential Candidates Requested (If Applicable):

--------------------------------------------------------------

--------------------------------------------------------------

Date:
     -----------------------------------

By:
   -------------------------------------
    Chief Executive Officer
    (or Other Authorized Representative)



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